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Filed pursuant to Rule 424(b)(5)
Registration No. 333-115997

Prospectus Supplement
(To Prospectus Dated July 13, 2004)

Reckson Operating Partnership, L.P.

$150,000,000

5.875% Notes due 2014

Interest payable February 15 and August 15

Issue price: 99.151%

The notes will bear interest at the rate of 5.875% per year. Interest on the notes is payable on February 15 and August 15 of each year, beginning on February 15, 2005. The notes will mature on August 15, 2014. We may redeem some or all of the notes at any time at the redemption price described in this prospectus supplement.

The notes will be senior unsecured obligations and will rank equally with all of our other unsecured senior indebtedness and junior to our secured indebtedness and to all liabilities of our subsidiaries.

Investing in the notes involves risks. See "Risk Factors" beginning on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to Us (before expenses)

Per Note	99.151%	0.650%	98.501%

Total	$148,726,500	$975,000	$147,751,500

Interest on the notes will accrue from August 13, 2004 to the date of delivery.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes to purchasers in book-entry only form through the facilities of The Depository Trust Company on or about August 13, 2004.

Joint Bookrunners

Citigroup        JPMorgan        UBS Investment Bank

BNY Capital Markets Inc.
Deutsche Bank Securities
McDonald Investments Inc.
PNC Capital Markets, Inc.
Scotia Capital
Wachovia Securities

August 10, 2004

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

Summary of the Notes

Set forth below is a summary description of certain terms of the notes. You should review the section entitled "Description of Notes" in this prospectus supplement as well as the section entitled "Description of Debt Securities" in the accompanying prospectus.

Securities Offered	$150,000,000 principal amount of 5.875% notes due 2014.
Interest Payment Dates	Interest on the notes will be payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2005. Interest on the notes will begin to accrue on August 13, 2004.
Maturity	The notes will mature on August 15, 2014, unless we exercise our option to redeem the notes prior to that date.
Optional Redemption	We may redeem the notes prior to maturity at any time, in whole or from time to time in part, at our option at a redemption price equal to the sum of (i) the principal amount of the notes being redeemed, (ii) unpaid interest accrued thereon to the redemption date and (iii) the make-whole amount, if any, referred to herein under "Description of Notes—Optional Redemption."
Ranking	The notes will be senior unsecured obligations and will rank equally with all of our other unsecured senior indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same) and to all liabilities of our subsidiaries.
Use of Proceeds	The net proceeds from the offering of the notes will be approximately $147.6 million after deducting the underwriting discount and other expenses. The net proceeds from the sale of the notes will be used for general corporate purposes, including the repayment of indebtedness under our credit facility. On August 9, 2004, we paid off the $250 million balance of the mortgage debt on our property located at 1185 Avenue of the Americas in New York City through a borrowing under our credit facility.
Limitations on Incurrence of Debt	(1) We may not incur any debt if our consolidated debt is greater than 60% of our total assets.
(2) We may not incur any debt if our consolidated income available for debt service for the four most recent quarters is less than 1.5 times the annual service charge on our consolidated debt.
(3) We may not incur any secured debt if our consolidated secured debt is greater than 40% of our total assets.
Maintenance of Unencumbered Assets Ratio	We must maintain unencumbered assets of at least 150% of our consolidated debt.
Form	Book-entry only through the facilities of The Depository Trust Company.

Reckson Operating Partnership, L.P.

We are a limited partnership engaged in the business of owning, developing, re-positioning, acquiring, constructing, managing and leasing primarily Class A office properties in the New York Metropolitan Tri-State area. We are the entity through which our general partner Reckson Associates Realty Corp. ("Reckson Associates"), a real estate investment trust, conducts its business. Based on industry surveys, we believe that we are one of the largest owners and managers of Class A office properties in New York City and the surrounding Metropolitan Tri-State area. As of June 30, 2004, we owned and controlled, directly or indirectly, 85 properties encompassing approximately 15.4 million rentable square feet, all of which we manage. Our properties consist of 76 Class A office properties encompassing approximately 14.4 million rentable square feet and nine industrial/R&D properties encompassing approximately 955,000 rentable square feet. We also own a 355,000 square foot office building in Orlando, Florida. As of June 30, 2004, we also owned approximately 313 acres of land in 12 separate parcels of which we can develop approximately 3.0 million square feet of office space. Certain of these parcels are being evaluated for re-zoning and/or sale.

Our executive offices are located at 225 Broadhollow Road, Melville, New York 11747 and our telephone number is (631) 694-6900.

Recent Developments

On August 6, 2004, we amended and extended our $500 million unsecured credit facility to extend the maturity date of such facility from December 2005 to August 2007. Other than the extended maturity date, the amended facility has similar terms and conditions as existed prior to the amendment and extension.

As of June 30, 2004, Reckson Associates had issued and outstanding 8,693,900 shares of 7.625% Series A convertible cumulative preferred stock (the "Series A preferred stock"). The Series A preferred stock is redeemable currently by Reckson Associates at a price of $25.7625 per share with such price decreasing, on April 13th of each year, to $25.00 per share on April 13, 2008. In addition, the Series A preferred stock, at the option of the holder, is convertible at any time into Reckson Associates' common stock at a price of $28.51 per share. On May 13, 2004, Reckson Associates purchased and retired 140,600 shares of the Series A preferred stock for approximately $3.4 million or $24.45 per share. In addition, during July 2004, Reckson Associates exchanged 1,350,000 shares of the Series A preferred stock for 1,304,602 shares of common stock. As a result of these transactions, Reckson Associates' annual preferred dividends will decrease by approximately $2.8 million. Reckson Associates is currently evaluating the redemption of some or all of its Series A preferred stock. In connection with Reckson Associates' issuance of Series A preferred stock, we issued preferred units to Reckson Associates in a like amount with terms substantially identical to the Series A preferred stock.

As of April 1, 2004, we had issued and outstanding approximately 19,662 preferred units of limited partnership interest with a liquidation preference value of $1,000 per unit and a current annualized distribution of $55.60 per unit held by third parties and not Reckson Associates. On April 12, 2004, we redeemed approximately 3,081 of these outstanding preferred units at the election of a holder, for approximately $3.1 million, including accrued and unpaid dividends, which amount was applied toward the repayment of loans owed to us by the unit holder. In addition, during July 2004, the holder of approximately 15,381 of the outstanding preferred units gave notice to us to convert such preferred units into common units. We converted such preferred units, including accrued and unpaid dividends, into approximately 531,000 common units, which were valued at approximately $14.7 million at the time of the conversion. Subsequent to the conversion, the common units were exchanged for an equal number of shares of Reckson Associates' common stock. In connection with the July 2004 exchanges and conversions, the preferred unit holder delivered notice to us of his intent to repay an additional $15.5 million in loans owed from the unit holder to us.

Use of Proceeds

The net proceeds from the offering of the notes will be approximately $147.6 million after deducting the underwriting discount and other expenses. The net proceeds will be used for general corporate purposes, including the repayment of indebtedness under our credit facility. As of August 9, 2004, the credit facility had an outstanding balance of $312.5 million with a weighted average interest rate of 4.25%. Such weighted average interest rate reflects borrowings at the "prime rate" which is a result of the required notice provisions under the credit agreement and the timing of the August 6, 2004 amendment and extension to our credit facility. As of August 11, 2004, the weighted average interest rate will decrease to 3.32% as certain of the "prime rate" borrowings are converted to LIBOR-based borrowings. In addition, such weighted average interest rate is anticipated to further decrease to 2.47% upon repayment of the remaining "prime rate" borrowings from the net proceeds of this offering. The credit facility matures in August 2007. On August 9, 2004, we paid off the $250 million balance of the mortgage debt on our property located at 1185 Avenue of the Americas in New York City through a borrowing under our credit facility. Affiliates of each of the underwriters are lenders under our credit facility.

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

		Year Ended December 31,
	Six Months Ended June 30, 2004
		2003	2002	2001	2000	1999

Ratio of Earnings to Fixed Charges	1.61x	1.48x	1.74x	2.27x	2.26x	2.21x

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interest and fixed charges. Fixed charges consist of interest expense (including interest costs capitalized), ground rent expense and the amortization of debt issuance costs.

The above ratio was calculated in accordance with Item 503 of Regulation S-K. As a result, all years prior to 2003 have been restated to exclude income from discontinued operations and include certain costs associated with losses from extinguishment of debt in accordance with Financial Accounting Standards Board Statement No. 145, which was adopted by us on January 1, 2003.

Description of Notes

The following description sets forth certain terms and provisions of the notes and the indenture and is qualified in its entirety by reference to the terms and provisions of the notes and the indenture, which are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. The following description of the particular terms of the notes does not purport to be complete and is subject to, and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus.

General

The notes will be issued pursuant to an indenture, dated as of March 26, 1999, which we have entered into with The Bank of New York, as Trustee.

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the Trustee located at 101 Barclay Street, New York, New York 10286. The statements made hereunder relating to the indenture and the notes to be issued thereunder are summaries of certain provisions thereof, and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the notes. You should carefully read the accompanying prospectus and the notes as they, and not the prospectus supplement, govern your rights.

The notes will be direct, unsecured senior obligations and will rank equally with each other and with all of our other unsecured senior indebtedness. However, the notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the collateral securing the same) and to all liabilities, whether secured or unsecured, of our subsidiaries. As of June 30, 2004, we and our subsidiaries had outstanding $550.0 million of unsecured senior indebtedness and $965.6 million of secured indebtedness. On August 9, 2004, we paid off the $250 million balance of the mortgage debt on our property located at 1185 Avenue of the Americas, New York, New York through a borrowing under our credit facility. We and our subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described in the accompanying prospectus under "Description of Debt Securities—Certain Covenants—Limitations on Incurrence of Debt."

The notes will initially be limited to the aggregate principal amount of $150,000,000 and will mature on August 15, 2014, unless we exercise our option to redeem the notes prior to that date.

We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes and with the same CUSIP number as the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under "—Book-Entry System."

The notes will be entitled to the benefits of the covenants described under "Description of Debt Securities—Certain Covenants" in the accompanying prospectus. In addition, the notes will be subject to the defeasance and covenant defeasance provisions described under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus.

The notes will not be guaranteed by Reckson Associates.

Payment of Interest

Interest on the notes will accrue at the rate of 5.875% per year from August 13, 2004, or the most recent interest payment date to which interest has been paid or provided for, and will be payable in U.S. dollars semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2005. The interest so payable will be paid to the holder in whose name the note is registered at the close of business on the February 1 or August 1 (whether or not a business day in The City of New York) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

The notes will mature on August 15, 2014, and will be paid in U.S. dollars against presentation and surrender thereof at the corporate trust office of the Trustee. However, we may redeem the notes at our option prior to that date. See "—Optional Redemption." The notes will not be entitled to the benefit of any sinking fund.

Optional Redemption

We may redeem the notes prior to maturity at any time, in whole or in part from time to time, at our option at a redemption price equal to the sum of (i) the principal amount of the notes being redeemed, (ii) unpaid interest accrued thereon to the redemption date and (iii) the Make-Whole Amount (as defined below), if any, with respect to such notes. We will, however, pay any interest installment due on an interest payment date which occurs on or prior to a redemption date to holders as of the close of business on the record date immediately preceding such interest payment date.

If notice has been given as provided in the indenture and funds for the redemption of any notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of such notes will be to receive payment of the redemption price.

Notice of any optional redemption of notes (or any portion thereof) will be given to holders at their addresses, as shown in the security register for such notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by such holder to be redeemed. If less than all of the notes are to be redeemed by us, the Trustee shall select, in such manner as it shall deem fair and appropriate, the notes to be redeemed.

As used herein:

"Make-Whole Amount" means, in connection with any optional redemption, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day in The City of New York preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of such redemption over (ii) the aggregate principal amount of the notes being redeemed.

"Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

"Statistical Release" means the statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index designated by us.

Book-Entry System

The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of such notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders' rights, such as demand for acceleration of maturity or an instruction to the Trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If with respect to a particular series of notes (i) DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by us within 90 days, (ii) an event of default under the indenture relating to such notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that such notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have such notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global note will be issued for all of the principal amount of the notes.

DTC, the world's largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC's direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal, premium, if any, and interest payments on the notes in same-day funds to the Trustee and from the Trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records upon DTC's receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants and not of us, the Trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the Trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

Neither we nor the underwriters or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Same-Day Settlement and Payment

Settlement for the notes will be made in immediately available funds. We will make all payments of principal, premium, if any, and interest in respect of the notes in immediately available funds while the notes are held in book-entry only form.

Certain Federal Income Tax Considerations

The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on laws, regulations, rulings and decisions now in effect (or, in the case of certain United States Treasury Regulations ("Treasury Regulations"), now in proposed form), all of which are subject to change, possibly on a retroactive basis. This summary deals only with notes held as "capital assets" (within the meaning of Section 1221 of the Code) by purchasers who purchase the notes as part of the initial offering for the issue price (as discussed below) and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Code, persons that will hold notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, entities treated as partnerships for United States federal income tax purposes or persons that have a "functional currency" other than the United States dollar.

This prospectus supplement does not address the taxation of Reckson Associates or us, nor does it address the impact on Reckson Associates or us of Reckson Associates' election to be taxed as a REIT. Such matters are addressed in the accompanying prospectus under "Federal Income Tax Considerations."

We have not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Investors considering the purchase of notes should consult their tax advisors with respect to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

U.S. Holders of the Notes

As used herein, the term "U.S. Holder" means any beneficial owner of a note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons under applicable Treasury Regulations. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of purchasing, holding and disposing of notes.

Interest.  If the issue price of a note is less than its stated redemption price at maturity, then the note will be treated as being issued with original issue discount ("OID") for federal income tax purposes unless the difference between the note's issue price and its stated redemption price at maturity is less than a statutory de minimis amount (1/4 of 1 percent of the stated redemption price at maturity of the note times the number of complete years from issuance to maturity). Generally, the "issue price" of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The "stated redemption price at maturity" of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments) and, in this case, is expected to equal the principal amount of the note. It is anticipated that the difference between the issue price and the stated redemption price at maturity of the notes will be less than the statutory de minimis amount and that the notes, therefore, will not be treated as having been issued with OID. Thus, rather than being characterized as interest, such difference should be characterized as if it were gain from the sale of the notes and must be included in income as principal payments are received on the notes (based on the proportion of the principal payments received to the original principal amount of the notes).

The remaining discussion assumes that the notes have not been issued with OID equal to or in excess of the statutory de minimis amount.

Payments of Stated Interest.  Stated interest on a note without OID generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder's regular method of tax accounting.

Market Discount.  If a U.S. Holder purchases a note after original issue for an amount that is less than its stated redemption price at maturity, such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a de minimis amount (1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note).

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Amortizable Bond Premium.  If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the debt instrument with "amortizable bond premium," generally equal in amount to such excess. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the "redemption date") for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. Holder's yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. Holder's "adjusted acquisition price," which is an amount equal to the U.S. Holder's basis in the debt instrument (as determined under the applicable Treasury Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

A U.S. Holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method.  All U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimus market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Disposition of the Notes.  Upon the sale, exchange, redemption, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income) and (ii) such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such Holder (i) increased by any accrued market discount if the U.S. Holder has included the accrued market discount in income and (ii) decreased by (A) the amount of any payments, other than qualified stated interest payments, received, and (B) amortizable bond premium taken, with respect to such note. Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (from January 1, 2003 through December 31, 2008).

Non-U.S. Holders of the Notes

The rules governing the United States federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from United States federal income and withholding taxes on payments of interest on a note so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, unless, in the case of interest payments, such Non-U.S. Holder is a direct or indirect 10% or greater partner (as defined in section 871(h)(3) of the Code) in the Operating Partnership, a controlled foreign corporation related to the Operating Partnership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for United States federal income tax purposes) to qualify for the exemption from taxation, the "withholding agent" (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner's name and address. Certain securities clearing organizations and other entities that are not beneficial owners, may provide a signed statement accompanied by a copy of the beneficial owner's IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

Any gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from United States federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, and (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year. To the extent that gain or interest income with respect to a note is not exempt from the United States tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the gain or interest income at regular United States federal income tax rates, as if the holder were a U.S. person, provided that the holder files an IRS Form W-8ECI. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "dividend equivalent amount" within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

Certain United States Federal Estate Tax Considerations Applicable to a Non-U.S. Holder. A note beneficially owned by an individual who is not a citizen or resident of the United States at the time of death will not be included in the decedent's gross estate for United States federal estate tax purposes, unless the individual is a direct or indirect 10% or greater partner of ours, or, at the time of death, payments with respect to such note would have been effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

Information Reporting and Backup Withholding

In general, information reporting requirements and back-up withholding at the applicable rate will apply to payments on a note (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, retirement or other disposition of a note), unless the holder of the note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Holder if the statement described in "Non-U.S. Holders of the Notes" is duly provided by such Holder, provided that the Withholding Agent does not have actual knowledge that the Holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation as to the United States or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in "Non-U.S. Holders of the Notes" or otherwise establishes an exemption.

Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder's United States federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

Underwriting

Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC are acting as joint bookrunners of the offering and are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement between us and the underwriters dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal amount of notes

Citigroup Global Markets Inc.	$44,000,000
J.P. Morgan Securities Inc.	44,000,000
UBS Securities LLC	44,000,000
BNY Capital Markets, Inc.	3,000,000
Deutsche Bank Securities Inc.	3,000,000
McDonald Investments Inc.	3,000,000
PNC Capital Markets, Inc.	3,000,000
Scotia Capital (USA) Inc.	3,000,000
Wachovia Capital Markets, LLC	3,000,000

Total	$150,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us

Per note	0.650%

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering will be $125,000.

The underwriters have performed investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. Affiliates of each of the underwriters are lenders under our credit facility to be repaid with the net proceeds of this offering.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters.

Certain of the underwriters will make the securities available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Corporation, an Internet-based communications technology provider. Market Axess Corporation is providing the system as a conduit for communications between such underwriters and their customers and is not a party to any transactions. Market Axess Corporation, a registered broker-dealer, will receive compensation from such underwriters based on transactions these underwriters conduct through the system. Such underwriters will make the securities available to their customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Legal Matters

The legality of the notes offered hereby will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York. Certain federal tax matters will be passed upon for us by Solomon and Weinberg LLP. In addition, certain legal matters will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

PROSPECTUS

$594,314,654

RECKSON ASSOCIATES REALTY CORP.

Common Stock, Common Stock Warrants,
Preferred Stock, Depositary Shares and Preferred Stock Warrants

$750,000,000

RECKSON OPERATING PARTNERSHIP, L.P.

Debt Securities

        Reckson Associates Realty Corp., or Reckson Associates, may offer up to $594,314,654 of shares of its common stock, shares of its preferred stock, depositary shares representing interests in its preferred stock, and warrants to purchase shares of its common stock or preferred stock. Reckson Associates' common stock is listed on the New York Stock Exchange under the symbol "RA." Reckson Associates' Series A Convertible Cumulative Preferred Stock is listed on the New York Stock Exchange under the symbol "RA pa."

        Reckson Operating Partnership, L.P., or the Operating Partnership, may offer up to $750,000,000 of its debt securities in one or more series. If any of the Operating Partnership's debt securities are not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance, these non-investment grade debt securities will be fully and unconditionally guaranteed by Reckson Associates as to payment of principal, premium, if any, and interest.

        We may offer the securities at prices and on terms to be set forth in one or more supplements to this prospectus. The securities may be offered directly, through agents on our behalf or through underwriters or dealers.

        The terms of the securities may include limitations on ownership and restrictions on transfer thereof as may be appropriate to preserve the status of Reckson Associates as a real estate investment trust for U.S. federal income tax purposes.

        The principal executive offices of Reckson Associates and the Operating Partnership are located at 225 Broadhollow Road, Melville, New York 11747, and the telephone number for Reckson Associates and the Operating Partnership is (631) 694-6900.

        See "Risk Factors" beginning on page 2 of this prospectus for a description of risks that should be considered by purchasers of the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 13, 2004.

RISK FACTORS

        This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause a difference include, but are not limited to, those discussed below. An investment in the securities involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this prospectus and the related prospectus supplement before purchasing the securities offered by the related prospectus supplement.

        •    We are dependent on the New York Tri-State area market due to limited geographic diversification and our financial results may suffer as a result of a decline in economic conditions in such area

        A decline in the economic conditions in the New York tri-state area (the "Tri-State Area") and for commercial real estate could adversely affect our business, financial condition and results of operations.    All of our properties, except one office property located in Orlando, Florida, are located in the Tri-State Area, although our organizational documents do not restrict us from owning properties outside this area. Each of our five markets is located in New York City and the suburbs of New York City and may be similarly affected by economic changes in this area. A significant downturn in the financial services industry and related industries would likely have a negative effect on these markets and on the performance of our properties.

        The risk of terrorist attacks, particularly in New York City, may adversely affect the value of our New York City properties and our ability to generate cash flow. There may be a decrease in demand in metropolitan areas that are considered at risk for future terrorist attacks, and this decrease may reduce our revenues from property rentals.

        •    Debt servicing and refinancing, increases in interest rates and financial and other covenants could adversely affect our economic performance

        Dependence upon debt financing; risk of inability to service or refinance debt.    In order to qualify as a real estate investment trust, or REIT, for federal income tax purposes, we are required to distribute at least 90% of our taxable income. As a result, we are more reliant on debt or equity financings than many other non-REIT companies that are able to retain more of their income.

        We are subject to the risks associated with debt financing.    Our cash flow could be insufficient to meet required payments of principal and interest. We may not be able to refinance existing indebtedness, which in virtually all cases requires substantial principal payments at maturity, or the terms of such refinancing might not be as favorable as the terms of the existing indebtedness. As of March 31, 2004, the weighted average maturity of our existing indebtedness was approximately 5.3 years and our total existing indebtedness was approximately $1.6 billion. We also may not be able to refinance any indebtedness we incur in the future. Finally, we may not be able to obtain funds by selling assets or raising equity to make required payments on maturing indebtedness.

        Rising interest rates could adversely affect cash flow.    We conduct all of our operations through, and serve as the sole general partner of, the Operating Partnership. Increases in interest rates could increase the Operating Partnership's interest expense, which could adversely affect its ability to service its indebtedness or to pay dividends to our stockholders. As of March 31, 2004, approximately 21% of our debt was variable rate debt and our total debt was approximately $1.6 billion. Outstanding advances under the Operating Partnership's credit facility bear interest at variable rates. In addition, we may incur indebtedness in the future that also bears interest at a variable rate.

        Covenants in our debt agreements could adversely affect our financial condition and our ability to make distributions.    The Operating Partnership has an unsecured credit facility from JPMorgan Chase Bank, as Administrative Agent, which provides for a maximum borrowing amount of up to $500 million. The credit facility matures in December 2005, contains options for a one-year extension subject to a fee of 25 basis points and, upon receiving additional lender commitments, increasing the maximum revolving credit amount to $750 million. The ability of the Operating Partnership to borrow under the credit facility is subject to certain covenants, including covenants relating to limitations on unsecured and secured borrowings, minimum interest and fixed charge coverage ratios, a minimum equity value and a maximum dividend payout ratio. The credit facility also contains a financial covenant limiting the amount of cash distributions that we may pay to holders of our common stock during any fiscal quarter if they exceed, when added to all distributions paid during the three immediately preceding quarters, the greater of:

  •
  90% of our funds from operations; and

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  the amounts required in order for us to continue to qualify as a REIT.

        We rely on borrowings under the Operating Partnership's credit facility to finance acquisition and development activities and for working capital purposes. Although the Operating Partnership presently is in compliance with the covenants under the credit facility, the Operating Partnership's ability to borrow under such facility is subject to continued compliance with the financial and other covenants contained therein. There is no assurance that the Operating Partnership will continue to be in compliance. If the Operating Partnership is unable to borrow under its credit facility, it could adversely affect our financial condition, including our ability to service our indebtedness or pay dividends to our stockholders.

        In addition, the mortgage loans which are secured by certain of our properties contain customary covenants, including covenants that require us to maintain property insurance in an amount equal to the replacement cost of the properties. In the event that we were unable to obtain such insurance, there can be no assurance that the lenders under our mortgage loans would not take the position that exclusions from our coverage for losses due to terrorist acts is a breach of a covenant which, if uncured, could allow the lenders to declare an event of default and accelerate repayment of the mortgage loans. Other outstanding debt instruments contain standard cross default provisions that would be triggered in the event of an acceleration of the mortgage loans. This matter could adversely affect our financial results and our ability to finance and/or refinance our properties or to buy or sell properties. Our current insurance coverage provides for full replacement cost of our properties (other than our two largest properties), including for acts of terrorism up to $500 million on a per occurrence basis. Our two largest properties are covered for up to $200 million on such policies and are covered under separate policies, which include coverage for acts of terrorism, up to the estimated replacement cost for those properties.

        The facility fee and interest rate payable under the terms of our credit facility is subject to change based upon changes in our credit ratings. Our senior unsecured debt is currently rated "BBB-" by Fitch Ratings, "BBB-" by Standard & Poor's and "Ba1" by Moody's Investors Service, Inc. As of March 31, 2004, based on a pricing grid of the Operating Partnership's unsecured debt ratings, borrowings under our credit facility were priced off LIBOR plus 90 basis points and our credit facility carried a facility fee of 20 basis points per annum. In the event of a change in the Operating Partnership's unsecured credit ratings the interest rates and facility fee are subject to change. At March 31, 2004, the outstanding borrowings under our credit facility aggregated $90 million and carried a weighted average interest rate of 1.99%.

        No limitation on debt.    Currently, we have a policy of incurring debt only if our Debt Ratio is 50% or less. As of March 31, 2004, our Debt Ratio was 40%. For these purposes, "Debt Ratio" is defined as the total debt of the Operating Partnership as a percentage of the market value of outstanding shares of common stock, including the conversion of outstanding partnership units in the Operating Partnership, the liquidation preference of our preferred stock and the liquidation preference of the preferred units of the Operating Partnership, excluding all units of general partnership owned by us, plus total debt (including our share of consolidated joint venture debt and net of minority partners' share of consolidated joint venture debt). Under this policy, we could incur additional debt if our stock price increases, even if we may not have a corresponding increase in our ability to repay the debt. In addition, as of March 31, 2004, our debt-to-equity ratio was 1:1.5x. We calculated our debt-to-equity ratio by comparing the total debt of the Operating Partnership to the value of our outstanding common stock and the common units of limited partnership interest of the Operating Partnership (including its share of consolidated joint venture debt and net of minority partners' share of consolidated joint venture debt), each based upon the market value of the common stock, and the liquidation preference of our preferred stock and the preferred units of limited partnership interest in the Operating Partnership, excluding all units of general partnership interest owned by us.

        As described above, our credit facility contains financial covenants which limit the ability of the Operating Partnership to incur additional indebtedness. However, our organizational documents do not contain any limitation on the amount of indebtedness we may incur. Accordingly, our Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary in order for us to continue to qualify as a REIT. If this policy were changed, we could become more highly leveraged, resulting in higher interest payments that could adversely affect our ability to pay dividends to our stockholders and could increase the risk of default on the Operating Partnership's existing indebtedness.

        •    The value of our investments in loans to FrontLine Capital Group ("FrontLine") and in joint venture investments with Reckson Strategic Venture Partners LLC ("RSVP") may be subject to further loss

        In June 1998, the Operating Partnership established an unsecured credit facility with FrontLine (the "FrontLine Facility") in the amount of $100 million for FrontLine to use in its investment activities, operations and other general corporate purposes. We have advanced approximately $93.4 million under the FrontLine Facility. In addition, in June 1998, the Operating Partnership approved the funding of investments of up to $100 million relating to RSVP (the "RSVP Commitment"), through RSVP-controlled joint ventures (for REIT-qualified investments) or advances made to FrontLine under an unsecured loan facility (the "RSVP Facility") having terms similar to the FrontLine Facility (advances made under the RSVP Facility and the FrontLine Facility are hereafter referred to as the "FrontLine Loans"). During March 2001, we increased the RSVP Commitment to $110 million and as of March 31, 2004, approximately $109.1 million had been funded through the RSVP Commitment, of which $59.8 million represents investments in RSVP-controlled (REIT-qualified) joint ventures and $49.3 million represents advances loaned to FrontLine. As of March 31, 2004, interest accrued (net of reserves) under the FrontLine Facility and RSVP Facility was approximately $19.6 million. We are the largest creditor of FrontLine. Scott Rechler, who serves as our Chief Executive Officer and President and as one of our directors, serves as the Chief Executive Officer and sole board member of FrontLine. Scott Rechler also serves as a member of the management committee of RSVP.

        A committee of our Board of Directors, comprised solely of independent directors, considers any actions to be taken by us in connection with the FrontLine Loans and its investments in joint ventures with RSVP. During the third quarter of 2001, we noted a significant deterioration in FrontLine's operations and financial condition and, based on our assessment of value and recoverability and considering the findings and recommendations of the committee and its financial advisor, we recorded a $163 million valuation reserve charge, inclusive of anticipated costs, in our consolidated statements of operations relating to our investments in the FrontLine Loans and joint ventures with RSVP. We have discontinued the accrual of interest income with respect to the FrontLine Loans. We have also reserved against our share of GAAP equity in earnings from the RSVP controlled joint ventures funded through the RSVP Commitment until such income is realized through cash distributions.

        At December 31, 2001, pursuant to Section 166 of the Internal Revenue Code of 1986, as amended (the "Code"), we charged off $70 million of the aforementioned reserve directly related to the FrontLine Facility, including accrued interest. On February 14, 2002, we charged off an additional $38 million of the reserve directly related to the FrontLine Facility, including accrued interest, and $47 million of the reserve directly related to the RSVP Facility, including accrued interest. The net carrying value of our investments in the FrontLine Loans and joint venture investments with RSVP, inclusive of our share of previously accrued GAAP equity in earnings on those investments, was approximately $65 million as of March 31, 2004.

        FrontLine is in default under the FrontLine Loans and on June 12, 2002 filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

        In September 2003, RSVP completed the restructuring of its capital structure and management arrangements. In connection with the restructuring, RSVP redeemed the interest of the preferred equity holders of RSVP for an aggregate of approximately $137 million in cash and the transfer to the preferred equity holders of the assets that comprised RSVP's parking investment valued at approximately $28.5 million. RSVP also restructured its management arrangements whereby a management company formed by its former managing directors has been retained to manage RSVP pursuant to a management agreement and the employment contracts of the managing directors with RSVP have been terminated. The management agreement provides for an annual base management fee and disposition fees equal to 2% of the net proceeds received by RSVP on asset sales. (The base management fee and disposition fees are subject to a maximum over the term of the agreement of $7.5 million.) In addition, the managing directors retained a one-third residual interest in RSVP's assets, which is subordinated to the distribution of an aggregate amount of $75 million to RSVP and/or our company in respect of our joint ventures with RSVP. The management agreement has a three-year term, subject to early termination in the event of the disposition of all of the assets of RSVP.

        In connection with the restructuring, RSVP and certain of its affiliates obtained a $60 million secured loan. In connection with this loan, the Operating Partnership agreed to indemnify the lender in respect of any environmental liabilities incurred with regard to RSVP's remaining assets in which the Operating Partnership has a joint venture interest (primarily certain student housing assets) and guaranteed the obligation of an affiliate of RSVP to the lender in an amount up to $6 million plus collection costs for any losses incurred by the lender as a result of certain acts of malfeasance on the part of RSVP and/or its affiliates. The loan is scheduled to mature in 2006 and is expected to be repaid from proceeds of asset sales by RSVP.

  •
  Our acquisition, development and construction activities could result in losses

        We intend to acquire existing office properties to the extent that suitable acquisitions can be made on advantageous terms.    Acquisitions of commercial properties entail risks, such as the risks that we may not be in a position or have the opportunity in the future to make suitable property acquisitions on advantageous terms and that our investments will fail to perform as expected. Some of the properties that we acquire may require significant additional investment and upgrades and are subject to the risk that estimates of the cost of improvements to bring such properties up to standards established for the intended market position may prove inaccurate.

        We also intend to continue the selective development and construction of office properties in accordance with our development and underwriting policies as opportunities arise.    Our development and construction activities include the risks that:

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  we may abandon development opportunities after expending resources to pursue development;

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  construction costs of a project may exceed our original estimates;

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  occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable;

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  financing may not be available to us on favorable terms for development of a property; and

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  we may not complete construction and lease-up on schedule, resulting in increased carrying costs to complete construction, construction costs and, in some instances, penalties owed to tenants with executed leases.

        Our development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.    If any of the above events occur, our ability to pay dividends to our stockholders and service the Operating Partnership's indebtedness could be adversely affected. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

        •    Adverse real estate market conditions, increases in operating expenses or capital expenditures, tenant defaults and uninsured losses could adversely affect our financial results

        Our properties' revenues and value may be adversely affected by a number of factors, including:

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  the national, state and local economic climate and real estate conditions, such as oversupply of or reduced demand for space and changes in market rental rates;

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  the need to periodically renovate, repair and relet our space;

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  increasing operating costs, including real estate taxes and utilities, which may not be passed through to tenants;

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  defaults by our tenants or their failure to pay rent on a timely basis; and

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  uninsured losses.

        A significant portion of our real estate investment expenses, such as mortgage payments, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a decrease in income from our properties. In addition, our real estate values and income from properties are also affected by our compliance with laws, including tax laws, interest rate levels and the availability of financing.

        We may suffer losses as a result of tenant bankruptcies.    If any of our tenants files for protection from creditors under federal bankruptcy laws, such tenant generally has the right, subject to certain conditions, to reject its leases with us. In the event this occurs, we may not be able to readily lease the space or to lease it on equal or better terms.

        Because real estate investments are illiquid, we may not be able to sell properties when appropriate.    Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. In addition, provisions of the Code limit a REIT's ability to sell properties in some situations when it may be economically advantageous to do so, thereby adversely affecting returns to our stockholders.

        Competition in our markets is significant.    The competition for tenants in the office and industrial markets in the Tri-State Area is significant and includes properties owned by other REITs, local privately-held companies, institutional investors and other owners. There is also significant competition for acquisitions in our markets from the same types of competitors. In addition, many users of industrial space in our markets own the buildings that they occupy.

        Increasing operating costs could adversely affect cash flow.    Our properties are subject to operating risks common to commercial real estate, any and all of which may adversely affect occupancy or rental rates. Our properties are subject to increases in our operating expenses such as cleaning, electricity, heating, ventilation and air conditioning; elevator repair and maintenance; insurance and administrative costs; and other costs associated with security, landscaping, repairs and maintenance of our properties. As a result of the events of September 11, 2001, we are experiencing higher operating expenses due to significantly increased insurance costs and security measures. While our tenants generally are currently obligated to pay a portion of these costs, there is no assurance that tenants will agree to pay these costs upon renewal or that new tenants will agree to pay these costs initially. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without at the same time decreasing occupancy rates. While we have cost saving measures at each of our properties, if any of the above occurs, our ability to pay dividends to our stockholders and service our indebtedness could be adversely affected.

        Some potential losses are not covered by insurance; losses could result from terrorist acts.    We carry comprehensive liability, fire, extended coverage and rental loss insurance on all of our properties. Six of our properties are located in New York City. As a result of the events of September 11, 2001, insurance companies are limiting coverage for acts of terrorism in all-risk policies. In November 2002, the Terrorism Risk Insurance Act of 2002 was signed into law which, among other things, requires insurance companies to offer coverage for losses resulting from defined "acts of terrorism" through 2004. Our current insurance coverage provides for full replacement cost of our properties (other than our two largest properties), including for acts of terrorism up to $500 million on a per occurrence basis. Our two largest properties are covered for up to $200 million on such policies and are covered under separate policies, which include coverage for acts of terrorism, up to the estimated replacement cost for these properties.

        Furthermore, losses arising from acts of war or relating to pollution are not generally insured because they are either uninsurable or not economically insurable. If an uninsured loss or a loss in excess of insured limits should occur, we could lose our capital invested in a property, as well as any future revenue from the property. We would remain obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could materially and adversely affect our business and financial condition and results of operations.

        Investments in mortgage debt could lead to losses.    We may invest in mortgages secured by office or industrial properties. We may acquire the mortgaged properties through foreclosure proceedings or negotiated settlements. In addition to the risks associated with investments in commercial properties, investments in mortgage indebtedness present additional risks, including the risk that the fee owners of such properties may not make payments of interest on a current basis and we may not realize our anticipated return or sustain losses relating to the investments. Although we currently have no intention to originate mortgage loans as a significant part of our business, we may make loans to a seller in connection with our purchase of real estate. The underwriting criteria we would use for these loans would be based upon the credit and value of the underlying real estate.

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  Property ownership through partnerships and joint ventures creates additional investment risks

        Partnership or joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that our partners or co-venturer might become bankrupt, that our partners or co-venturer might at any time have different interests or goals than we do, and that our partners or co-venturer may take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT. Other risks of joint venture investments include impasse on decisions, such as a sale, because neither we nor our partner or co-venturer would have full control over the partnership or joint venture. There is no limitation under our organizational documents as to the amount of funds that may be invested in partnerships or joint ventures.

        The following is a description of the significant joint ventures in which we are involved:

        Our joint venture in 919 Third Avenue, New York, New York, includes the risks that we cannot enter into large leases or refinance or dispose of the property in our discretion.    On December 21, 2001, we formed a joint venture (the "919JV") with the New York State Teachers' Retirement Systems ("NYSTRS") whereby NYSTRS acquired a 49% indirect interest in the property located at 919 Third Avenue, New York, New York for $220.5 million, which included $122.1 million of its proportionate share of secured mortgage debt and approximately $98.4 million of cash which was then distributed to us. We are responsible for managing the day-to-day operations and business affairs of the 919JV and have substantial rights in making decisions affecting the property such as developing a budget, leasing and marketing. We must obtain the consent of NYSTRS in order to make certain decisions, including a sale of the property, purchasing any additional property or entering into significant leases. NYSTRS has certain rights primarily intended to protect its investment. For purposes of our financial statements we consolidate the 919JV.

        Our joint venture in a portfolio of seven office properties includes the risks that we cannot enter into large leases or refinance the properties in our discretion.    In September 2000, we formed a joint venture (the "Tri-State JV") with Teachers Insurance and Annuity Association ("TIAA") and contributed nine Class A suburban office properties aggregating approximately 1.5 million square feet to the Tri-State JV for a 51% majority ownership interest. TIAA contributed approximately $136 million for a 49% interest in the Tri-State JV which was then distributed to us. In August 2003, we acquired TIAA's 49% interest in the property located at 275 Broadhollow Road, Melville, New York, for approximately $12.4 million. In addition, the Tri-State JV sold a 175,000 square foot office building located on Long Island for approximately $30 million during April 2004. Net proceeds from this sale were distributed to the members of the Tri-State JV. As a result of these transactions, the Tri-State JV owns seven Class A suburban office properties aggregating approximately 1.2 million square feet. We are responsible for managing the day-to-day operations and business affairs of the Tri-State JV and have substantial rights in making decisions affecting the properties such as leasing, marketing and financing. TIAA has certain rights primarily intended to protect its investment. For purposes of our financial statements we consolidate the Tri-State JV.

        Our investment in the Omni includes the risks that we cannot refinance or dispose of the property in our sole discretion and we could have our general partnership interest converted into a limited partnership interest. The Operating Partnership owns a 60% general partner interest in Omni Partners, L.P. (the "Omni Partnership"), the partnership that owns the Omni, a 579,000 square foot office building located in our Nassau West Corporate Center office park. Odyssey Partners, L.P. ("Odyssey") and an affiliate of Odyssey own the remaining 40% interest. Through our partnership interest, we act as managing partner and have the sole authority to conduct the business and affairs of the Omni Partnership subject to the limitations set forth in the amended and restated agreement of limited partnership of the Omni Partnership (the "Omni Partnership Agreement"). These limitations include Odyssey's right to negotiate under certain circumstances a refinancing of the mortgage debt encumbering the Omni and the right to approve any sale of the Omni made on or before March 13, 2007 (the "Acquisition Date"). The Operating Partnership will continue to act as the sole managing partner of the Omni Partnership unless certain conditions specified in the Omni Partnership Agreement shall occur. Upon the occurrence of any of these conditions, the Operating Partnership's general partnership interest shall convert to a limited partnership interest and an affiliate of Odyssey shall be the sole managing partner, or, at the option of Odyssey, the Operating Partnership shall be a co-managing partner with an affiliate of Odyssey. In addition, on the Acquisition Date, the Operating Partnership will have the right to purchase Odyssey's interest in the Omni Partnership at a price (the "Option Price") based on 90% of its fair market value. If the Operating Partnership fails to exercise this option, Odyssey has the right to require the Operating Partnership to purchase Odyssey's interest in the Omni Partnership on the Acquisition Date at the Option Price. The Operating Partnership has the right to extend the

Acquisition Date until March 13, 2012. The Option Price shall apply to the payment of all sums due under a loan made by the Operating Partnership in March 1997 to Odyssey in the amount of approximately $17 million. The Odyssey loan matures on the Acquisition Date, subject to the Operating Partnership's right to extend the Acquisition Date as set forth above, and is secured by a pledge of Odyssey's interest in the Omni Partnership.

        Our joint venture in an office building in Tarrytown, New York includes the risks that we cannot enter into large leases or refinance or dispose of the building in our discretion. We own a 60% non-controlling interest in a 172,000 square foot office building located at 520 White Plains Road in White Plains, New York (the "520JV"), which we manage. As of March 31, 2004, the 520JV had total assets of $20 million, a mortgage note payable of $11.8 million and other liabilities of $549,000. Our allocable share of the 520JV mortgage note payable is approximately $7.8 million. This mortgage note payable bears interest at 8.85% per annum and matures on September 1, 2005. The operating agreement of the 520JV requires joint decisions from all members on all significant operating and capital decisions including sale of the property, refinancing of the property's mortgage debt, development and approval of leasing strategy and leasing of rentable space. As a result of the decision-making participation relative to the operations of the property, we account for the 520JV under the equity method of accounting.

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  Environmental problems are possible

        Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at a property. An owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in the property. These laws often impose such liability without regard to whether the owner knew of, or caused, the presence of the contaminants. Clean-up costs and the owner's liability generally are not limited under the enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of, or the failure to properly remediate, the substances may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the clean-up costs of the substances at a disposal or treatment facility, whether or not such facility is owned or operated by the person. Even if more than one person was responsible for the contamination, each person covered by the environmental laws may be held responsible for the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site.

        Environmental laws also govern the presence, maintenance and removal of asbestos-containing materials ("ACMs"). These laws impose liability for release of ACMs into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of real properties, we may be considered an owner or operator of properties containing ACMs. Having arranged for the disposal or treatment of contaminants we may be potentially liable for removal, remediation and other costs, including governmental fines and injuries to persons and property.

        All of our office properties and all of our industrial properties have been subjected to a Phase I or similar environmental site assessment after April 1, 1994 that were completed by independent environmental consultant companies, except for the property located at 35 Pinelawn Road which was originally developed by us and subjected to a Phase I in April 1992. These Phase I or similar environmental site assessments involved general inspections without soil sampling, ground water analysis or radon testing and, for our properties constructed in 1978 or earlier, survey inspections to ascertain the existence of ACMs. These environmental site assessments have not revealed any environmental liability that we believe would have a material adverse effect on our business.

        Soil, sediment and groundwater contamination, consisting of volatile organic compounds and metals, has been identified at the property at 32 Windsor Place, Central Islip, New York. The contamination is associated with industrial activities conducted by a tenant at the property over a number of years. The contamination, which was identified through an environmental investigation conducted on our behalf, has been reported to the New York State Department of Environmental Conservation. We have notified the tenant of the findings and have demanded that the tenant take appropriate actions to fully investigate and remediate the contamination. Under applicable environmental laws, both the tenant and ourselves are liable for the cost of investigation and remediation. We do not believe that the cost of investigation and remediation will be material and we have recourse against the tenant. Management believes that the cost to address these environmental issues will not have a material adverse effect on our business, although there can be no assurance in this regard.

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  Failure to qualify as a REIT would be costly

        We have operated (and intend to operate) so as to qualify as a REIT under the Code beginning with our taxable year ended December 31, 1995. Although our management believes that we are organized and operated in a manner to so qualify, no assurance can be given that we will qualify or remain qualified as a REIT.

        If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, we also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce net earnings available to service indebtedness, make investments or pay dividends to stockholders because of the additional tax liability to us for the years involved. Also, we would not then be required to pay dividends to our stockholders.

        •  Tax consequences upon a sale or refinancing of properties may result in conflicts of interest for our directors and officers

        Holders of units of limited partnership interest of the Operating Partnership or co-owners of properties not owned entirely by us may suffer different and more adverse tax consequences than we will upon the sale or refinancing of our properties. We may have different objectives from these co-owners and holders of limited partnership units regarding the appropriate pricing and timing of any sale or refinancing of these properties. While we, as the sole general partner of the Operating Partnership, have the exclusive authority over whether and on what terms to sell or refinance each property owned solely by the Operating Partnership, our directors and officers who hold limited partnership units may seek to influence us not to sell or refinance the properties, even though such a sale might otherwise be financially advantageous to us, or may seek to influence us to refinance a property with a higher level of debt.

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  New tax legislation reduces tax rates for dividends paid by non-REIT corporations

        Under legislation recently enacted, the maximum tax rate on dividends to individuals has generally been reduced from 38.6% to 15% (from January 1, 2003 through December 31, 2008). The reduction in rates on dividends is generally not applicable to dividends paid by a REIT except in limited circumstances. Although this legislation will not adversely affect the taxation of REITs or dividends paid by REITs, the favorable treatment of regular corporate dividends could cause investors who are individuals to consider stock of non-REIT corporations that pay dividends as relatively more attractive than stocks of REITs. It is not possible to predict whether such a change in perceived relative value will occur or what effect, if any, this legislation will have on the market price of our stock.

        •  Limits on ownership and changes in control may deter changes in management and third party acquisition proposals

        Ownership limit.    To maintain our qualification as a REIT, five or fewer individuals (as defined in the Code, to include certain entities) may not own, directly or indirectly, more than 50% in value of our outstanding capital stock at any time during the last half of a taxable year (other than the first year). In order to protect against the risk of losing REIT status, our charter limits ownership of our issued and outstanding common stock by any single stockholder to 9.0% of the lesser of the number or value of the outstanding shares of common stock. It also limits ownership of our issued and outstanding 7?% Series A Convertible Cumulative Preferred Stock to 9.0% in value of the outstanding shares of all of our capital stock. In addition, a stockholder may not acquire shares of our Series A preferred stock that would result in the stockholder's owning in excess of 20% of the lesser of the number or value of outstanding shares of the Series A preferred stock. See "Restrictions on Ownership of Capital Stock," "Description of Common Stock—Restrictions on Ownership" and "Description of Preferred Stock—Restrictions on Ownership." These provisions may delay, defer or prevent a change in control in our company or other transaction by a third party without the consent of the Board of Directors even if a change in control were in the best interests of our stockholders.

        Supermajority Vote for Removal of Directors.    In our charter, we have opted into a provision of the Maryland General Corporation Law (the "MGCL") requiring a vote of two-thirds of the common stock to remove one or more directors.

        Majority of Votes Required to Call Special Meetings of Stockholders.    Our bylaws provide that a special meeting of stockholders need only be called if requested by holders of the majority of votes eligible to be cast at such meeting.

        Future issuances of common stock.    Our charter authorizes the Board of Directors to issue additional shares of common stock without stockholder approval. We also may issue shares of common stock in exchange for limited partnership units pursuant to the Operating Partnership's partnership agreement.

        Our charter permits the issuance of preferred stock which could delay, defer or prevent a change in control. Our charter authorizes the Board of Directors to issue up to 25 million shares of preferred stock, of which 8,693,900 shares of Series A preferred stock are issued and outstanding, to reclassify unissued shares of capital stock, and to establish the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption for each class or series of any capital stock issued.

        In October 2000, the Board of Directors adopted a Stockholder Rights Plan (the "Rights Plan") designed to protect our stockholders from various abusive takeover tactics, including attempts to acquire control at an inadequate price, depriving stockholders of the full value of their investment. The Rights Plan is designed to allow the Board of Directors to secure the best available transaction for all of our stockholders. The Rights Plan was not adopted in response to any known effort to acquire control of our company.

        Under the Rights Plan, each of our stockholders received a dividend of one Right for each share of our outstanding common stock owned. The Rights are exercisable only if a person or group acquires, or announces their intent to acquire, 15% or more of our common stock, or announces a tender offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the common stock. Each Right entitles the holder to purchase one one-thousandth of a share of a new series of junior participating preferred stock of our company at an initial exercise price of $84.44.

        If any person acquires beneficial ownership of 15% or more of the outstanding shares of our common stock, then all Rights holders except the acquiring person are entitled to purchase our common stock at a price discounted from the then market price. If we are acquired in a merger after such an acquisition, all Rights holders except the acquiring person are also entitled to purchase stock in the buyer at a discount in accordance with the Rights Plan.

        Limitations on acquisition of and changes in control pursuant to Maryland law.    The MGCL contains provisions, referred to as the "control share acquisition statute," which eliminate the voting rights of shares acquired in a Maryland corporation in quantities so as to constitute "control shares," as defined under the MGCL. The MGCL also contains provisions, referred to as the "business combination statute," which generally limit business combinations between a Maryland corporation and any 10% owners of the corporation's stock or any affiliate thereof. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then-prevailing market price. As permitted by the MGCL, our bylaws contain a provision exempting any and all acquisitions by any person of shares of our capital stock from the control share acquisition statute. In addition, the Board of Directors has approved our opting out of the "business combination statute."

        •  The market value of securities could decrease in the event we do not maintain our current dividend rate and also as a result of our performance and market perception

        Effect of earnings and cash dividends.    The market value of the equity securities of a REIT may be based primarily upon the market's perception of the REIT's growth potential and its current and future cash dividends, and may be secondarily based upon the real estate market value of the underlying assets. During 2003, we operated our business within a weakened market for office leasing resulting from the economic recession. We have experienced weakened rental rates and higher vacancy rates for our properties, which has resulted in lower operating income. In addition, during this period we have incurred significant leasing costs as a result of increased market demands from tenants and high levels of leasing transactions that result from the re-tenanting of scheduled expirations or early terminations of leases. We have recently experienced high tenanting costs including tenant improvement costs, leasing commissions and free rent in all of our markets. For the quarter ended March 31, 2004, we paid $10.1 million for tenanting costs including tenant improvement costs and leasing commissions. For the year ended December 31, 2003, we paid $50.3 million for such tenanting costs. As a result of these and the operating factors mentioned above, our cash flow from operating activities has not been sufficient to cover 100% of the quarterly dividends payable on our common stock. To meet the short-term funding requirements relating to these shortfalls, we have used proceeds of property sales or borrowings under our credit facility. Based on our anticipated leasing for 2004, we may incur similar shortfalls. Our ability to increase operating cash flow and eliminate these shortfalls is dependent upon improved market conditions, including higher occupancy rates, increased rental rates and lower tenant costs. We periodically review our dividend policy to determine the appropriateness of our dividend rate relative to our expected cash flows. We adjust our dividend rate based on forecasted increases and decreases in our cash flow as well as required distributions of taxable income to maintain REIT status. There can be no assurance that we will maintain the current quarterly distribution level on our common stock or on the common units of limited partnership interest in the Operating Partnership.

        Adverse impact of rising interest rates.    One factor which influences the price of securities is the dividend or interest rate on the securities relative to market interest rates. Rising interest rates may lead potential buyers of our equity securities to expect a higher dividend rate, which would adversely affect the market price of the securities. In addition, rising interest rates would result in increased expense, thereby adversely affecting cash flow and the ability of the Operating Partnership to service its indebtedness.

        •  We may be adversely affected by litigation relating to the disposition of our Long Island industrial building portfolio

        In November 2003, we disposed of all but three of our 95 property, 5.9 million square foot, Long Island industrial building portfolio to members of the Rechler family (the "Disposition") for approximately $315.5 million, comprised of $225.1 million in cash and debt assumption and 3,932,111 Class A common units of limited partnership interest of the Operating Partnership valued at approximately $90.4 million. Approximately $204 million of cash sales proceeds from the Disposition were used to repay borrowings under our credit facility. In addition, in April 2004, we completed the sale of two of the remaining three properties from the Disposition for approximately $5.8 million. Proceeds from the sale were used to establish an escrow account with a qualified intermediary for a future exchange of real property pursuant to Section 1031 of the Code. There can be no assurances that we will meet the requirements of Section 1031 by identifying and acquiring qualified replacement properties in the required time frame, in which case we would incur the tax liability of approximately $1.5 million on the capital gain realized. The disposition of the other property, which is subject to certain environmental issues (see "Risk Factors—Environmental problems are possible" above), is conditioned upon the approval of the buyer's lender, which has not been obtained. As a result, we may not dispose of this property as part of the Disposition. We believe that if we were to continue to hold this property, the cost to address the environmental issues would not have a material adverse effect on us, but there can be no assurance in this regard. In addition, four of the five remaining options granted to us at the time of our initial public offering ("IPO") to purchase interests in properties owned by Rechler family members (including three properties in which the Rechler family members hold non-controlling interests and one industrial property) were terminated along with our management contracts relating to three of such properties.

        In connection with the closing, the employment of Donald Rechler, Roger Rechler, Gregg Rechler and Mitchell Rechler as officers of Reckson Associates terminated and Roger Rechler, Gregg Rechler and Mitchell Rechler resigned as members of our Board of Directors. In connection with the Disposition and the terminations of employment, we incurred the following restructuring charges: (i) approximately $7.5 million related to outstanding stock loans under our historical long term incentive program ("LTIP") were transferred to the entity that acquired the Long Island industrial building portfolio and approximately $642,000 of loans related to life insurance contracts were extinguished, (ii) approximately $2.9 million was paid to the departing Rechler family members in exchange for 127,689 of rights to receive shares of common stock that were granted in 2002 and their rights that were granted in 2003 were forfeited in their entirety and (iii) with respect to two of the departing Rechler family members participating in our March 2003 LTIP, each received 8,681 shares of our common stock related to the service component of their core award which was valued at $293,000 in the aggregate. In addition, since we attained our annual performance measure under the March 2003 LTIP in March 2004, these individuals also each received 26,041 shares of common stock representing the balance of the annual core award as if they had remained in continuous employment with us. The remainder of their core awards was forfeited as was the entire amount of the special outperformance component of the March 2003 LTIP. We also incurred additional restructure charges of approximately $1.2 million related primarily to the release and severance of approximately 25 employees. Total restructure charges of approximately $12.5 million were mitigated by a $972,000 fee from the departing Rechler family members, related to the termination of our option to acquire certain properties which were either owned by certain Rechler family members or in which the Rechler family members owned a non-controlling minority interest.

        A number of stockholder derivative actions have been commenced purportedly on behalf of Reckson Associates against the Board of Directors relating to the Disposition. The complaints allege, among other things, that the process by which the directors agreed to the transaction was not sufficiently independent of the Rechler family and did not involve a "market check" or third-party auction process and, as a result, was not for adequate consideration. The plaintiffs seek similar relief, including a declaration that the directors violated their fiduciary duties and damages. Such actions could lead to settlements, rescission of the transaction, civil damages or other litigation costs that could adversely affect our business.

        •  Transactions by the Operating Partnership or Reckson Associates could adversely affect debt holders

        Except with respect to a covenant limiting the incurrence of indebtedness, a covenant requiring the Operating Partnership to maintain a certain percentage of unencumbered assets and a covenant requiring any successor in a business combination with the Operating Partnership to assume all of the obligations of the Operating Partnership under the indenture pursuant to which the debt securities will be issued, the indenture does not contain any provisions that would protect holders of debt securities in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or Reckson Associates, or any affiliate of any these parties, (ii) a change in control, or (iii) certain reorganizations, restructuring, mergers or similar transactions involving the Operating Partnership or Reckson Associates.

  •
  We may not be able to pay on guarantees

        A guarantee of the Operating Partnership's debt securities by Reckson Associates effectively provides no benefit to investors and should not be viewed by investors as enhancing the credit of the debt securities or as providing any additional value to the debt securities. The Operating Partnership conducts all of Reckson Associates' operations, and the only asset of Reckson Associates is its interest in the Operating Partnership. As a result, if the Operating Partnership is unable to meet its obligations on the debt securities, Reckson Associates will not have any assets from which to pay on its guarantee of such debt securities.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

        Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our company are described above under "Risk Factors." These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein. Our actual results may differ significantly from the results discussed in the forward-looking statements.

AVAILABLE INFORMATION

        Reckson Associates and the Operating Partnership are each subject to the informational requirements of the Exchange Act, and in accordance therewith both Reckson Associates and the Operating Partnership file annual, quarterly and current reports and other information with the Commission. These reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. You may access the Commission's website at http://www.sec.gov. These materials can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the exchange on which Reckson Associates' common stock and Series A preferred stock are listed.

        We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information regarding us and the securities, reference is made to the registration statement, including the exhibits filed as a part thereof, and the documents incorporated by reference in this prospectus. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each contract, agreement or other document filed as an exhibit to the registration statement or to an Exchange Act report, reference is made to the exhibit for a more complete description of the matter involved, and each statement shall be deemed qualified in its entirety by reference thereto. Copies of the registration statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information in such documents that is deemed not to be filed), which we have previously filed with the Commission and are considered a part of this prospectus, and any future filings made with the Commission prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These filings contain important information about Reckson Associates and the Operating Partnership.

Reckson Associates Commission Filings (File No. 1-13762)	Period
Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Report on Form 10-Q	Quarter ended March 31, 2004
Current Reports on Form 8-K	Filed January 16, 2004, January 21, 2004 and March 12, 2004
Registration Statement on Form 8-A	Filed May 9, 1995 (as amended)
Registration Statement on Form 8-A	Filed April 9, 1998
Definitive Proxy Statement on Schedule 14A	Filed April 13, 2004
Reckson Operating Partnership Commission Filings (File No. 1-13762)	Period
Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Report on Form 10-Q	Quarter ended March 31, 2004
Current Reports on Form 8-K	Filed January 16, 2004, January 21, 2004 and March 12, 2004

        Reckson Associates and the Operating Partnership will provide a copy of any or all of these documents (exclusive of exhibits unless the exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, Attn: Susan McGuire, Investor Relations, telephone number (631) 694-6900. You may also obtain copies of these documents, at no cost, by accessing our website at http://www.reckson.com; however, the information on our website is not considered part of this prospectus or any accompanying prospectus supplement.

RECKSON ASSOCIATES AND THE OPERATING PARTNERSHIP

        Reckson Associates is a self-administered and self-managed REIT engaged in the business of owning, developing, re-positioning, acquiring, constructing, managing and leasing of primarily Class A office properties in the Tri-State Area. We own all of our interests in our real properties, directly or indirectly, through the Operating Partnership. Reckson Associates is the sole general partner of the Operating Partnership and, as of March 31, 2004, owned approximately 94.6% of the Operating Partnership's outstanding common units of limited partnership interests.

        Based on industry surveys, we believe that we are one of the largest owners and managers of Class A office properties in the Tri-State Area. When we refer to Class A office buildings in this prospectus, we mean well maintained, high quality buildings that achieve rental rates that are at the higher end of the range of rental rates for office properties in the particular market.

        As of March 31, 2004, we owned and controlled, directly or indirectly, 89 properties encompassing approximately 15.7 million rentable square feet, all of which we manage. Our properties consist of 77 Class A office properties encompassing approximately 14.6 million rentable square feet, 11 industrial/R&D properties encompassing approximately 1.1 million rentable square feet and one retail property encompassing approximately 9,000 rentable square feet. We also own a 355,000 square foot office building in Orlando, Florida. As of March 31, 2004, we also owned approximately 313 acres of land in 12 separate parcels on which we can develop approximately 3.0 million square feet of office space.

        Unless the context otherwise requires, all references to "we," "us," or "our company" refer to Reckson Associates and its consolidated subsidiaries, including the Operating Partnership.

        Our executive offices are located at 225 Broadhollow Road, Melville, New York 11747 and our telephone number at that location is (631) 694-6900. At March 31, 2004, we had approximately 275 employees.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds to Reckson Associates or the Operating Partnership, as the case may be, from the sale of the securities offered by the applicable prospectus supplement will be used for the repayment of existing indebtedness, the development or acquisition of additional properties as suitable opportunities arise and the renovation, expansion and improvement of our existing properties, in each case, as described in detail in the applicable prospectus supplement depending on the circumstances at the time of the related offering, and for other general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES AND FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the consolidated ratios of earnings to fixed charges and the consolidated ratios of earnings to fixed charges and preferred stock dividends of Reckson Associates and the Operating Partnership for the periods shown:

Year Ended December 31,
Three Months Ended March 31, 2004
		2003	2002	2001	2000	1999
Reckson Associates:
Ratio of Earnings to Fixed Charges	1.65x	1.48x	1.74x	2.23x	2.24x	2.20x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.43x	1.20x	1.41x	1.75x	1.65x	1.55x
Operating Partnership:
Ratio of Earnings to Fixed Charges	1.65x	1.48x	1.74x	2.27x	2.26x	2.21x
Ratio of Earnings to Fixed Charges and Preferred Distributions	1.43x	1.20x	1.41x	1.79x	1.66x	1.56x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratio of earnings to fixed charges and preferred stock dividends were computed by dividing earnings by the aggregate of fixed charges and preferred stock dividends. For this purpose, earnings consist of income from continuing operations before minority interest, fixed charges and, for the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends. Fixed charges consist of interest expense (including interest costs capitalized), ground rent expense and the amortization of debt issuance costs.

        The above ratios were calculated in accordance with Item 503 of Regulation S-K. As a result, all years prior to 2003 have been restated to exclude income from discontinued operations and include certain costs associated with losses from extinguishment of debt in accordance with Financial Accounting Standards Board Statement No. 145, which was adopted by us on January 1, 2003. These costs were previously reported as extraordinary losses and excluded from prior reported ratios.

DESCRIPTION OF DEBT SECURITIES

        The debt securities of the Operating Partnership covered by this prospectus (the "Debt Securities") will be issued under an Indenture (the "Indenture") among the Operating Partnership, Reckson Associates and The Bank of New York (the "Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part and is available for inspection at the corporate trust office of the Trustee at One Wall Street, New York, New York 10286. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Debt Securities. All Section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

General

        The Debt Securities will be direct, unsecured obligations of the Operating Partnership and will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of Reckson Associates as sole general partner of the Operating Partnership, or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of the series, for issuances of additional Debt Securities of the same series.

        The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

        Reference is made to the prospectus supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

  (1)
  the title of the Debt Securities;

  (2)
  the aggregate principal amount of the Debt Securities and any limit on the aggregate principal amount;

  (3)
  the percentage of the principal amount at which the Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

  (4)
  the date or dates, or the method for determining the date or dates, on which the principal of such Debt Securities will be payable;

  (5)
  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which the Debt Securities will bear interest, if any;

  (6)
  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for such interest payment dates, or the method by which any date shall be determined, the person to whom the interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (7)
  the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable, the Debt Securities may be surrendered for registration of transfer or exchange and notices or demands to or upon the Operating Partnership in respect of the Debt Securities and the Indenture may be served;

  (8)
  the date or dates on which or the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have an option;

  (9)
  the obligation, if any, of the Operating Partnership to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the date or dates on which or the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to its obligation;

  (10)
  if other than U.S. dollars, the currency or currencies in which the Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (11)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which the amounts shall be determined;

  (12)
  any additional events of default or covenants of the Debt Securities;

  (13)
  whether the Debt Securities will be issued in certificated and/or book-entry form;

  (14)
  whether the Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

  (15)
  whether the Debt Securities will be fully and unconditionally guaranteed by Reckson Associates pursuant to the Guarantees (the "Guaranteed Securities");

  (16)
  if the defeasance and covenant defeasance provisions described herein are to be inapplicable or any modification of these provisions;

  (17)
  if the Debt Securities are to be issued upon the exercise of debt warrants, the time, manner and place for the Debt Securities to be authenticated and delivered;

  (18)
  whether and under what circumstances the Operating Partnership will pay additional amounts on the Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities in lieu of making a payment;

  (19)
  if other than the Trustee, the identity of each security registrar and/or paying agent; and

  (20)
  any other material terms of the Debt Securities.

        The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

        Except with respect to a covenant limiting the incurrence of indebtedness, a covenant requiring a certain percentage of unencumbered assets and a covenant requiring any successor in a business combination with the Operating Partnership to assume all of the obligations of the Operating Partnership under the Indenture, the Indenture does not contain any other provisions that would limit the ability of the Operating Partnership or Reckson Associates to incur indebtedness or that would afford Holders of the Debt Securities protection in the case of any of the following events:

  •
  a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or Reckson Associates, or any affiliate of any these parties;

  •
  a change in control; or

  •
  a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or Reckson Associates that may adversely affect the Holders of the Debt Securities.

        In addition, subject to the covenants referred to above, the Operating Partnership or Reckson Associates may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or Reckson Associates, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. In addition, restrictions on ownership and transfers of Reckson Associates' common stock and preferred stock which are designed to preserve its status as a REIT may act to prevent or hinder a change in control. See "Description of Common Stock—Restrictions on Ownership" and "Description of Preferred Stock—Restrictions on Ownership."

Guarantees

        Reckson Associates will fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on any Debt Securities not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance by the Operating Partnership, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the Debt Securities of any series which are registered securities, other than registered securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Debt Securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable Security Register or by wire transfer of funds to the Person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name the Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of the Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of the Debt Security not less than 10 days prior to the Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

        Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee or the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for the series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities.

        Neither the Operating Partnership nor the Trustee shall be required to:

  •
  issue, register the transfer of or exchange any Debt Security if the Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Debt Securities to be redeemed and ending at the close of business on the day of selection;

  •
  register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed;

  •
  exchange any Bearer Security so selected for redemption except that the Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that the Registered Security shall be simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of the Debt Security not to be so repaid.

Merger, Consolidation or Sale

        The Operating Partnership or, with respect to the Guaranteed Securities, Reckson Associates may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

  •
  the Operating Partnership or Reckson Associates, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or Reckson Associates, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture and, if applicable, the Guarantees;

  •
  immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions shall be delivered to the Trustee.

Certain Covenants

        Limitations on Incurrence of Debt.    The Operating Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Indebtedness (as defined below), other than Permitted Debt (as defined below), if, immediately after giving effect to the incurrence of additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, determined in accordance with GAAP (as defined below), is greater than 60% of the sum of:

        (1)   the Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission prior to the incurrence of such additional Indebtedness or, if the Operating Partnership is not then subject to the reporting requirements of the Exchange Act, as of its most recent calendar quarter; and

        (2)   any increase in the Total Assets since the end of the quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of additional Indebtedness (the Total Assets adjusted by this increase are referred to as the "Adjusted Total Assets").

        The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, other than Permitted Debt, if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

  •
  the Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of the period,

  •
  the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of the four-quarter period had been incurred, repaid or retained at the beginning of the period (except that, in making the computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of borrowings under the credit facility during the period),

  •
  any income earned as a result of any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, for the period, and

  •
  in the case of an acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of the four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation of Consolidated Income Available for Debt Service to the Annual Service Charge.

        The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Lien (as defined below) of any kind upon any of the property of the Operating Partnership or any of its Subsidiaries (the "Secured Debt") if, immediately after giving effect to the incurrence of the additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, is greater than 40% of the Adjusted Total Assets.

        Maintenance of Total Unencumbered Assets.    The Operating Partnership will maintain Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

        Existence.    Except as permitted under "Merger, Consolidation or Sale," the Operating Partnership is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and that of each Subsidiary and their respective rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

        Maintenance of Properties.    The Operating Partnership is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however,that the Operating Partnership and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties in the ordinary course of business.

        Insurance.    The Operating Partnership is required to, and is required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.

        Payment of Taxes and Other Claims.    The Operating Partnership is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon them or any Subsidiary or upon their income, profits or property or that of any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The Holders of Debt Securities will be provided with copies of the annual reports and quarterly reports of the Operating Partnership. Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Debt Securities are outstanding, the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Operating Partnership were so subject, the documents to be filed with the Commission on or prior to the respective dates (the "Required Filing

Dates") by which the Operating Partnership would have been required so to file the documents if the Operating Partnership were so subject. If the Operating Partnership is no longer required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Operating Partnership will also in any event:

  •
  within 15 days of each Required Filing Date (1) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to the Holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to these Sections and (2) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to these Sections; and

  •
  if filing these documents by the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective Holder.

        As used herein and in the applicable prospectus supplement:

        "Annual Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Indebtedness.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries (1) plus amounts which have been deducted for (a) interest on Indebtedness of the Operating Partnership and its Subsidiaries, (b) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for the period, (f) amortization of deferred charges, and (g) provisions for or realized losses on properties and (2) less amounts which have been included for gains on properties.

        "GAAP" means accounting principles as are generally accepted in the United States of America as of the date or time of any required computation.

        "Indebtedness" means any indebtedness, whether or not contingent, in respect of (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable or (4) any lease of property as lessee which would be reflected on a balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person.

        "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of the Person. A Capital Lease is a lease to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Permitted Debt" means Indebtedness of the Operating Partnership or any Subsidiary owing to any Subsidiary or the Operating Partnership; provided that any Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of any Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of Indebtedness by the Operating Partnership or a Subsidiary, as the case may be, and not Permitted Debt.

        "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership or Reckson Associates.

        "Subsidiary" means any entity of which the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

        "Total Assets" as of any date means the sum of (1) the Undepreciated Real Estate Assets, (2) all other assets of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (3) the cost of any property of the Operating Partnership, or any Subsidiary thereof, in which the Operating Partnership, or Subsidiary, as the case may be, has a firm, non-contingent purchase obligation.

        "Total Unencumbered Assets" means the sum of (1) those Undepreciated Real Estate Assets not subject to a Lien on a consolidated basis, (2) all other assets of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each such Subsidiary, which are not subject to a Lien determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (3) the cost of any property of the Operating Partnership, or any Subsidiary thereof, in which the Operating Partnership, or Subsidiary, as the case may be, has a firm, non-contingent purchase obligation and which is not subject to a Lien.

        "Undepreciated Real Estate Assets" means as of any date the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on the date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means Indebtedness of the Operating Partnership or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by the Operating Partnership or any of its Subsidiaries.

        "Voting Stock" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees, provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

        Additional Covenants.    Any additional or different covenants of the Operating Partnership or Reckson Associates with respect to any series of Debt Securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

        The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder:

  a.
  default for 30 days in the payment of any installment of interest on any Debt Security of the series;

  b.
  default in the payment of the principal of (or premium, if any, on) any Debt Security of the series at its maturity;

  c.
  default in making any sinking fund payment as required for any Debt Security of the series;

  d.
  default in the performance of any other covenant of the Operating Partnership or Reckson Associates (if the Debt Securities of the series are Guaranteed Securities) contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than the series), the default having continued for 60 days after written notice as provided in the Indenture;

  e.
  the Operating Partnership, Reckson Associates (if the Debt Securities of the series are Guaranteed Securities), any Subsidiary in which the Operating Partnership has invested at least $20,000,000 in capital or any entity in which the Operating Partnership is the general partner shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any recourse Indebtedness that is outstanding in a principal or notional amount of at least $20,000,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Operating Partnership and its consolidated Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and the failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to Indebtedness, or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any the Indebtedness and shall continue after the applicable grace period, if any, specified in the agreement or instrument, if the effect of the event or condition is to accelerate, or to permit the acceleration of, the maturity of the Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of the holders) to cause the Indebtedness to mature prior to its stated maturity;

  f.
  one or more final, non-appealable judgments or orders for the payment of money aggregating $20,000,000 (or the equivalent thereof in one or more other currencies) or more are rendered against one or more of the Operating Partnership, Reckson Associates (if the Debt Securities of the series are Guaranteed Securities), any Subsidiary in which the Operating Partnership has invested at least $20,000,000 in capital and remain unsatisfied and either (1) enforcement proceedings shall have been commenced by any creditor upon any judgment or order or (2) there shall be a period of at least 60 days after entry thereof during which a stay of enforcement of any judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any judgment or order shall not give rise to an Event of Default under this clause if and for so long as (A) the amount of the judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) the insurer has been notified, and has not disputed the claim made for payment, of the amount of the judgment or order;

  g.
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, Reckson Associates (if the Debt Securities of the series are Guaranteed Securities) or any Significant Subsidiary or any substantial part of their respective property; or

  h.
  any other Event of Default provided with respect to a particular series of Debt Securities.

        If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in subsection (g) above, which shall result in an automatic acceleration), then in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, the portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series, or such lesser amount as may be provided for in the Debt Securities of that series, to be due and payable immediately by written notice thereof to the

Operating Partnership and Reckson Associates (and to the Trustee if given by the Holders). However, at any time after the declaration of acceleration with respect to Debt Securities of the series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of the series may rescind and annul the declaration and its consequences if

  (a)
  the Operating Partnership or Reckson Associates shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of the series, plus certain fees, expenses, disbursements and advances of the Trustee, and

  (b)
  all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium (if any) or interest on the Debt Securities of the series have been cured or waived as provided in the Indenture.

        The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default with respect to the series and its consequences, except a default

  •
  in the payment of the principal of (or premium, if any) or interest on any Debt Security of the series, or

  •
  in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of the series affected thereby.

        The Trustee will be required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture unless the default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of the series or in the payment of any sinking fund installment in respect of any Debt Security of the series) if specified Responsible Officers of the Trustee consider the withholding to be in the interest of the Holders.

        The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the Debt Securities at the respective due dates thereof.

        Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indenture, unless the Holders shall have offered to the Trustee thereunder reasonable security or indemnity. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, or which may be unduly prejudicial to the Holders of Debt Securities of the series not joining therein.

        Within 120 days after the close of each fiscal year, the Operating Partnership and Reckson Associates must deliver a certificate of an officer certifying to the Trustee whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities of each series which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the Holder of each Debt Security affected thereby:

  •
  change the Stated Maturity of the principal of, or premium (if any) or any installment of interest on, any Debt Security, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any Debt Security, change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any Debt Security or impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

  •
  reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture;

  •
  modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of Reckson Associates in respect of the payment of principal (and premium, if any) and interest on any Guaranteed Securities; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of the Debt Security.

        In addition to the Operating Partnership's obligation to pay the principal of, and premium (if any) and interest on, the Debt Securities, the Indenture contains several other affirmative and negative covenants as described under "—Certain Covenants." None of the Operating Partnership, Reckson Associates and the Trustee may waive compliance with the other covenants unless the Holders of not less than a majority in principal amount of a series of Outstanding Debt Securities consent to the waiver.

        Modifications and amendments of the Indenture will be permitted to be made by the Operating Partnership, Reckson Associates and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes:

  1.
  to evidence the succession of another Person to the Operating Partnership as obligor or Reckson Associates as guarantor under the Indenture;

  2.
  to add to the covenants of the Operating Partnership or Reckson Associates for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership or Reckson Associates in the Indenture;

  3.
  to add Events of Default for the benefit of the Holders of all or any series of Debt Securities;

  4.
  to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that this action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect;

  5.
  to amend or supplement any provisions of the Indenture, provided that no amendment or supplement shall materially adversely affect the interests of the Holders of any Debt Securities then Outstanding;

  6.
  to secure the Debt Securities;

  7.
  to establish the form or terms of Debt Securities of any series;

  8.
  to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

  9.
  to cure any ambiguity, defect or inconsistency in the Indenture, provided that this action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or

  10.
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Debt Securities, provided that the action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect.

        In addition, with respect to Guaranteed Securities, without the consent of any Holder of Debt Securities, Reckson Associates, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the Guaranteed Securities and the performance of every covenant of the Indenture on the part of the Operating Partnership to be performed or observed. Upon any assumption, Reckson Associates or the subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Operating Partnership under the Indenture with the same effect as if Reckson Associates or the subsidiary had been the issuer of the Guaranteed Securities and the Operating Partnership shall be released from all obligations and covenants with respect to the Guaranteed Securities. No assumption shall be permitted unless Reckson Associates has delivered to the Trustee (1) an officers' certificate and an opinion of counsel, stating, among other things, that the Guarantee and all other covenants of Reckson Associates in the Indenture remain in full force and effect and (2) an opinion of independent counsel that the Holders of Guaranteed Securities shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Debt Securities are then listed on the New York Stock Exchange, that the Debt Securities shall not be delisted as a result of the assumption.

        In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, the Indenture provides that:

  1.
  the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

  2.
  the principal amount of a Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for the Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the Debt Security of the amount determined as provided in (1) above);

  3.
  the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security pursuant to the Indenture; and

  4.
  Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of the other obligor shall be disregarded.

        The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Operating Partnership, Reckson Associates (in respect of a series of Guaranteed Securities) or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of the series, in any case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing the specified percentage in principal amount of the Outstanding Debt Securities of the series will constitute a quorum.

        Notwithstanding the foregoing provisions, any action to be taken at a meeting of Holders of Debt Securities of any series with respect to any action that the Indenture expressly provides may be taken by the Holders of a specified percentage which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be taken at a meeting at which a quorum is present by the affirmative vote of Holders of the specified percentage in principal amount of the Outstanding Debt Securities of the series.

Discharge, Defeasance and Covenant Defeasance

        The Operating Partnership may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities are payable in an amount sufficient to pay the entire indebtedness on the Debt Securities in respect of principal (and premium, if any) and interest to the date of the deposit (if the Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

        The Indenture provides that, unless these provisions are made inapplicable to the Debt Securities of or within any series pursuant to the Indenture, the Operating Partnership may elect either (a) to defease and discharge itself and Reckson Associates (if the Debt Securities are Guaranteed Securities)

from any and all obligations with respect to the Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the Debt Securities and the obligations to register the transfer or exchange of Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to release itself and Reckson Associates (if the Debt Securities are Guaranteed Securities) from their obligations with respect to the Debt Securities under certain sections of the Indenture (including the restrictions described under "—Certain Covenants") and, if provided pursuant to the Indenture, their obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to the Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership or Reckson Associates with the Trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to the Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        A trust will only be permitted to be established if, among other things, the Operating Partnership or Reckson Associates has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of the Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. federal income tax law.

        "Government Obligations" means securities which are (1) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the Debt Securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or Reckson Associates has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series:

  (a)
  the Holder of a Debt Security of the series is entitled to, and does, elect pursuant to the Indenture or the terms of the Debt Security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the Debt Security, or

  (b)
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on the Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the Debt Security into the currency, currency unit or composite currency in which the Debt Security becomes payable as a result of the election or the Conversion Event based on the applicable market exchange rate.

        "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

  •
  the euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        In the event the Operating Partnership effects covenant defeasance with respect to any Debt Securities and the Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "—Events of Default, Notice and Waiver" with respect to sections no longer applicable to the Debt Securities or described in clause (h) under "—Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which the Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on the Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities at the time of the acceleration resulting from the Event of Default. However, the Operating Partnership and Reckson Associates (if the Debt Securities are Guaranteed Securities) would remain liable to make payment of the amounts due at the time of acceleration.

Governing Law

        The Indenture and the Debt Securities shall be governed by the laws of the State of New York.

Conversion Rights

        The terms and conditions, if any, upon which any Debt Securities are convertible into debt securities of the Operating Partnership or exchangeable for equity securities of Reckson Associates will be set forth in the applicable prospectus supplement. The terms will include the number or principal amount of securities into which the debt securities are convertible or for which the debt securities are exchangeable, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the debt securities, Reckson Associates or the Operating Partnership, the events requiring an adjustment of the conversion or exchange price (or the manner of calculation thereof) and any provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Global Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the

"Depositary") identified in the applicable prospectus supplement relating to the series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable prospectus supplement relating to the series.

DESCRIPTION OF COMMON STOCK

General

        Our charter provides that Reckson Associates may issue up to 100 million shares of common stock, $.01 par value per share. In addition, common units of limited partnership interest in the Operating Partnership may be redeemed for cash or, at the option of Reckson Associates, exchanged for common stock of Reckson Associates on a one-for-one basis. As of July 1, 2004 there were 67,267,300 shares of common stock and 3,550,553 common units of limited partnership interest (including 465,845 Class C common units which are substantially identical to the common units except in respect of distributions) outstanding.

        All shares of common stock have been duly authorized and will be fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of our charter regarding Excess Stock (as defined under "Restrictions on Ownership of Capital Stock"), holders of shares of common stock offered hereby will be entitled to receive distributions on the stock if, as and when authorized and declared by the Board of Directors of Reckson Associates out of assets legally available therefor and to share ratably in the assets of Reckson Associates legally available for distribution to its common stockholders in the event of liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Reckson Associates.

        Subject to the provisions of our charter regarding Excess Stock, each outstanding share of Reckson Associates' common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of these shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Reckson Associates' common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any other securities. Subject to the provisions of our charter regarding Excess Stock, shares of common stock will have equal dividend, liquidation and other rights.

Certain Provisions of our Charter

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter does not provide for a lesser percentage in these situations.

        Our charter authorizes the Board of Directors to reclassify any unissued shares of common stock into other classes or series of classes of capital stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

        Prospective investors should review the section captioned "Risk Factors—Limits on ownership and changes in control may deter changes in management and third party acquisition proposals."

Restrictions on Ownership

        In order to qualify as a REIT under the Code, not more than 50% in value of the outstanding capital stock of Reckson Associates may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) at any time during the last half of a taxable year and the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). To satisfy the above ownership requirements and certain other requirements for qualification as a REIT, the Board of Directors has adopted, and the stockholders prior to the IPO approved, a provision in our charter restricting the ownership or acquisition of shares of Reckson Associates' common stock and preferred stock. See "Restrictions on Ownership of Capital Stock."

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

General

        Our charter provides that Reckson Associates may issue up to 25 million shares of preferred stock, $.01 par value per share. As of July 1, 2004, there were 8,693,900 shares of 7 5/8% Series A Convertible Cumulative Preferred Stock outstanding. Dividends on the Series A preferred stock are payable quarterly in arrears at an annual rate of 7 5/8% of the liquidation preference of $25 per share. The Series A preferred stock is convertible at any time at the option of the holder at a conversion price of $28.51 per share of common stock, subject to adjustment in certain circumstances. On or after April 13, 2003, the shares of Series A preferred stock became redeemable, in whole or in part, at the option of Reckson Associates into shares of common stock.

        On January 5, 2004, we redeemed the 2 million outstanding shares or 100% of our Series B Convertible Cumulative Preferred Stock through the issuance of approximately 1.96 million shares of common stock.

        During 1998, in connection with the acquisition of certain real property, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership was supplemented (the "Supplements") to establish a series of 25,000 preferred units of limited partnership interest of the Operating Partnership designated as Series B preferred units, a series of 11,518 preferred units designated as Series C preferred units and a series of 6,000 preferred units designated as Series D preferred units. Each of the Series B, C and D preferred units have a liquidation preference of $1,000 per unit. Distributions on each Series B, C and D preferred unit are payable in arrears quarterly in an amount equal to the greater of: (1) $17.50 or (2) the quarterly distribution attributable to each Series B, C and D preferred unit if the unit was converted into common stock, subject to a maximum increase of 5% of the distributions on the Series B, C or D preferred units over the immediately preceding year. The distribution amount due on all Series B, C or D preferred units is reduced during any period in which certain indebtedness remains on certain of the acquired properties subject to a prepayment premium or prepayment penalty. The distribution amount on the Series B, C or D preferred units may be adjusted to reflect increases or decreases in the dividends on the common stock of Reckson Associates.

        The holders of Series B, C or D preferred units have the right to convert their preferred units into common units of limited partnership interest of the Operating Partnership at a price per unit of $32.51, $29.39 or $29.12, respectively. Each Series B, C or D preferred unit is exchangeable, at the option of its holder, for shares of preferred stock of Reckson Associates with a liquidation preference equal to the liquidation preference of the Series B, C or D preferred units and otherwise with the same terms as the Series B, C or D preferred units other than the conversion and exchange rights referred to above. The Operating Partnership, with regard to any notice of an exchange, may elect to redeem all of the Series B, C or D preferred units that are the subject of the exchange for cash in an amount equal to the stated value of Series B, C or D preferred units plus any accrued distributions thereon.

        As of March 31, 2004, the Operating Partnership had issued and outstanding approximately 19,662 preferred units of limited partnership interest with a liquidation preference value of $1,000 per unit and a current annualized distribution rate of $55.60 per unit. On April 12, 2004, the holder of these units gave notice to the Operating Partnership to convert approximately 3,081 Series B preferred units. The Operating Partnership has elected to redeem these units for approximately $3.1 million, including accrued and unpaid dividends, which will be applied to amounts owed from the unit holder under certain notes receivable of the Operating Partnership that are secured in part by the minority partner's preferred unit interest in the Operating Partnership, an interest in real property and a personal guarantee. On June 30, 2004, the holder of these units gave notice to the Operating Partnership to convert approximately 10,581 or 100% of the Series C preferred units into common units of limited partnership interest of the Operating Partnership. As of July 1, 2004, there were 0, 10,581, and 6,000 Series B, C and D preferred units outstanding, respectively.

        The statements made hereunder relating to the preferred stock are summaries of the material terms thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the applicable provisions of our charter and bylaws and any applicable articles supplementary to the charter designating terms of a series of preferred stock (a "Designating Amendment").

        The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although the Board of Directors has no intention at the present time, it could establish a series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of Reckson Associates that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Terms

        Subject to the limitations prescribed by our charter, the Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the Board of Directors. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

        Reference is made to the applicable prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

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  The title and stated value of the preferred stock;

  •
  The number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

  •
  The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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  The date from which dividends on the preferred stock shall accumulate, if applicable;

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  The procedures for any auction and remarketing, if any, for the preferred stock;

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  The provision for a sinking fund, if any, for the preferred stock;

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  The provisions for redemption, if applicable, of the preferred stock;

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  Any listing of the preferred stock on any securities exchange;

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  The terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

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  The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Reckson Associates;

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  Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Reckson Associates as a REIT;

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  A discussion of material federal income tax considerations applicable to the preferred stock; and

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  Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Reckson Associates, rank:

  i.
  senior to the common stock and to all classes or series of equity securities issued by Reckson Associates the terms of which provide that the equity securities shall rank junior to the preferred stock;

  ii.
  on a parity with all classes or series of equity securities issued by Reckson Associates, including the Series A preferred stock, other than those referred to in clauses (i) and (iii); and

  iii.
  junior to all classes or series of equity securities issued by Reckson Associates which the terms of the preferred stock provide will rank senior to it. The term "equity securities" does not include convertible debt securities.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

        Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of assets of Reckson Associates legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the stock transfer books of Reckson Associates on the record dates as shall be fixed by our Board of Directors.

        Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of the series of preferred stock will have no right to receive a dividend in respect of the related dividend period and Reckson Associates will have no obligation to pay the dividend accrued for the period, whether or not dividends on the series of preferred stock are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, no full dividends will be declared or paid or set apart for payment on any of the capital stock of Reckson Associates of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of the series for any period unless:

  •
  if the series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment for all past dividend periods and the then current dividend period; or

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  if the series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred stock of the series.

        When dividends are not paid in full (or a sum sufficient for the full payment is not so set apart) upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of the series, all dividends declared upon preferred stock of the series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of the series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of the series and the other series of preferred stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (1) if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (2) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in shares of common stock or other capital stock ranking junior to the preferred stock of the series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock, or any other of the capital stock of Reckson Associates ranking junior to or on a parity with the preferred stock of the series as to dividends or upon liquidation, nor shall any shares of common stock, or any other capital stock of Reckson Associates ranking junior to or on a parity with the preferred stock of the series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares) by Reckson Associates except:

        (1)   by conversion into or exchange for other capital stock of Reckson Associates ranking junior to the preferred stock of the series as to dividends and upon liquidation; or

        (2)   redemptions for the purpose of preserving the status of Reckson Associates as a REIT.

Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of Reckson Associates, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that Reckson Associates will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of capital stock of Reckson Associates, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into the applicable capital stock of Reckson Associates pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless (1) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (2) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of preferred stock shall be redeemed unless all outstanding preferred stock of the series is simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of the series to preserve the status of Reckson Associates as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of the series. In addition, unless (1) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (2) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, Reckson Associates shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of the series (except by conversion into or exchange for capital stock of Reckson Associates ranking junior to the preferred stock of the series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of the series to preserve the status of Reckson Associates as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of the series.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by Reckson Associates and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder (with adjustments to avoid redemption of fractional shares) or by lot or in any other reasonable manner.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of the preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

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  the date upon which the holder's conversion rights, if any, as to the shares shall terminate.

        If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for redemption have been set aside by Reckson Associates in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preferred stock, and all rights of the holders of the preferred stock will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Reckson Associates (referred to herein as a "liquidation"), then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of Reckson Associates ranking junior to the preferred stock of the series in the distribution of assets upon any liquidation, dissolution or winding up of Reckson Associates, the holders of the preferred stock shall be entitled to receive out of assets of Reckson Associates legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accumulated and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the available assets of Reckson Associates are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of the series and the corresponding amounts payable on all shares of other classes or series of capital stock of Reckson Associates ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        The consolidation or merger of Reckson Associates with or into any other entity, or the merger of another entity with or into Reckson Associates, or a statutory share exchange by Reckson Associates, or the sale, lease or conveyance of all or substantially all of the property or business of Reckson Associates, shall not be deemed to constitute a liquidation, dissolution or winding up of Reckson Associates.

Voting Rights

        Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Whenever dividends on any series of preferred stock shall be in arrears for six or more quarterly periods, the holders of the preferred stock (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of Reckson Associates at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred stock so in arrears, unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting until (i) if the series of preferred stock has a cumulative dividend, all dividends accumulated on the shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if the series of preferred stock does not have a cumulative dividend, four quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In these cases, the entire Board of Directors will be increased by two directors.

        Unless provided otherwise for any series of preferred stock, so long as any shares of the preferred stock remain outstanding, Reckson Associates will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (the series voting separately as a class):

        (1)   authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Reckson Associates, or reclassify any authorized capital stock of Reckson Associates into preferred stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any stock; or

        (2)   amend, alter or repeal the provisions of our charter or the Designating Amendment for the series of preferred stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the series of preferred stock or the holders thereof;

        provided, however, with respect to the occurrence of any of the Events set forth in (2) above, so long as the series of preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event Reckson Associates may not be the surviving entity, the occurrence of any Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of the series of preferred stock; and provided, further, that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or (y) any increase in the amount of authorized shares of the series of preferred stock or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of the series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Reckson Associates, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote or consent would otherwise be required shall be effected, all outstanding shares of the series of preferred stock shall have been converted, redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock of Reckson Associates, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Stockholder Liability

        As discussed above under "Description of Common Stock—General," applicable Maryland law provides that no stockholder, including holders of preferred stock, shall be personally liable for the acts and obligations of Reckson Associates and that the funds and property of Reckson Associates shall be the only recourse for these acts or obligations.

Restrictions on Ownership

        As discussed below under "Restrictions on Ownership of Capital Stock," for Reckson Associates to qualify as a REIT under the Code, not more than 50% in value of the outstanding capital stock of Reckson Associates may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Therefore, the Designating Amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. Our charter limits ownership of our issued and outstanding 7 5/8% Series A Convertible Cumulative Preferred Stock to 9.0% in value of the outstanding shares of all of our capital stock. In addition, a stockholder may not acquire shares of our Series A preferred stock that would result in the stockholder's owning in excess of 20% of the lesser of the number or value of outstanding shares of the Series A preferred stock.

Registrar and Transfer Agent

        Unless otherwise specified in the applicable prospectus supplement, the Registrar and Transfer Agent for the preferred stock will be American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

General

        Reckson Associates may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest or a share of a particular series of a class of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series of each class represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among Reckson Associates, the depositary named therein (the depositary or its successor, the "Preferred Stock Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of preferred stock represented by the Depositary Shares evidenced by the Depositary Receipt, to all the rights and preferences of the preferred stock represented by the Depositary Shares, including dividend, voting, conversion, redemption and liquidation rights.

        The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the preferred stock by Reckson

Associates to the Preferred Stock Depositary, Reckson Associates will cause the Preferred Stock Depositary to issue, on our behalf, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from Reckson Associates upon request.

Dividends and Other Distributions

        The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the Depositary Receipts evidencing the related Depositary Shares in proportion to the number of the Depositary Receipts owned by the holder, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary.

        In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make the distribution, in which case the Preferred Stock Depositary may, with the approval of Reckson Associates, sell the property and distribute the net proceeds from the sale to holders.

Withdrawal of Shares

        Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), the holders thereof will be entitled to delivery at the office, to or upon the holder's order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the Depositary Shares evidenced by the Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each Depositary Share as specified in the applicable prospectus supplement, but holders of the preferred stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

Redemption of Depositary Shares

        Whenever Reckson Associates redeems preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the preferred stock so redeemed, provided Reckson Associates shall have paid in full to the Preferred Stock Depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot.

        After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the Depositary Receipts were entitled upon redemption upon surrender thereof to the Preferred Stock Depositary.

Voting of the Underlying Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent the preferred stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's Depositary Shares. The Preferred Stock Depositary will vote the amount of preferred stock represented by the Depositary Shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of preferred stock represented by the Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares.

Liquidation Preference

        In the event of liquidation, dissolution or winding up of Reckson Associates, whether voluntary or involuntary, each holder of a Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the Depositary Share evidenced by the Depositary Receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

        The Depositary Shares, as such, are not convertible into common stock or any other securities or property of Reckson Associates. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct Reckson Associates to cause conversion of the preferred stock represented by the Depositary Shares evidenced by Depositary Receipts into whole shares of common stock, other preferred stock of Reckson Associates or other shares of capital stock of Reckson Associates, and Reckson Associates has agreed that upon receipt of instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if the conversion will result in a fractional share being issued, an amount will be paid in cash by Reckson Associates equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

        The form of Depositary Receipt evidencing the Depositary Shares which represent the preferred stock and any provision of the Deposit Agreement may at any time be amended by agreement between Reckson Associates and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless the amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding.

        The Deposit Agreement may be terminated by Reckson Associates upon not less than 30 days' prior written notice to the Preferred Stock Depositary if (1) the termination is to preserve the status of Reckson Associates as a REIT or (2) a majority of each class of preferred stock affected by the termination consents to the termination, whereupon the Preferred Stock Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the Depositary Shares evidenced by Depositary Receipts. In addition, the Deposit Agreement will automatically terminate if (1) all outstanding Depositary Shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of Reckson Associates and the distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing the preferred stock or (iii) each related share of preferred stock shall have been converted into capital stock of Reckson Associates not so represented by Depositary Shares.

Charges of Preferred Stock Depositary

        Reckson Associates will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, Reckson Associates will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

        The Preferred Stock Depositary may resign at any time by delivering to Reckson Associates notice of its election to do so, and Reckson Associates may at any time remove the Preferred Stock Depositary, any resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from Reckson Associates which are received by the Preferred Stock Depositary with respect to the related preferred stock.

        Neither Reckson Associates nor the Preferred Stock Depositary will be liable if the Preferred Stock Depositary is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of Reckson Associates and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing specified duties thereunder in good faith and without negligence, gross negligence or willful misconduct, and Reckson Associates and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or preferred stock represented thereby unless satisfactory indemnity is furnished. Reckson Associates and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting the preferred stock represented thereby for deposit, holders of Depositary Receipts or other persons believed to be competent to give information, and on documents believed to be genuine and signed by a proper party.

        If the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and from Reckson Associates, on the other hand, the Preferred Stock Depositary shall be entitled to act on claims, requests or instructions received from Reckson Associates.

RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

Excess Stock

        Our charter provides that Reckson Associates may issue up to 75 million shares of excess stock, par value $.01 per share ("Excess Stock"). For a description of Excess Stock, see "—Restrictions on Ownership" below.

Restrictions on Ownership

        In order for Reckson Associates to qualify as a REIT under the Code, among other things, not more than 50% in value of the outstanding capital stock of Reckson Associates may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Pursuant to the Code, stock held by certain types of entities, pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, partnerships, trusts and corporations, will be attributed to the beneficial owners of the entities for purposes of the Five or Fewer Requirement (i.e., the beneficial owners of the entities will be counted as stockholders of Reckson Associates).

        In order to protect Reckson Associates against the risk of losing its status as a REIT due to a concentration of ownership among stockholders, our charter, subject to certain exceptions, provides that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.0% (the "Ownership Limit") of the aggregate number or value of the outstanding shares of common stock. Reckson Associates may also impose limitations on the ownership of preferred stock. See "Description of Preferred Stock—Restrictions on Ownership." Any transfer of shares of stock that would result in a violation of the Ownership Limit or that would result in disqualification as a REIT, including any transfer that results in shares of capital stock being owned by fewer than 100 persons or results in Reckson Associates being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Reckson Associates to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the Board of Directors and tax counsel is presented that the changes in ownership will not then or in the future jeopardize REIT status and the Board of Directors otherwise decides that waiving the Ownership Limit is in the best interests of Reckson Associates. In addition, in the case of requests for waivers of the Ownership Limit by Persons (as defined in our charter) that are not individuals or treated as individuals under the Code, the Board of Directors is required to waive the Ownership Limit if evidence satisfactory to the Board and its tax counsel is presented that, as a result of the requested waiver, no individual through its ownership interest in the Person will own in excess of the Ownership Limit.

        Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A) and 170(c) of the Code (the "Charitable Beneficiary"). The trustee of the trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the violative transfer to the original transferee-stockholder. Any dividend or distribution paid to the original transferee-stockholder of Excess Stock prior to our discovery that capital stock has been transferred in violation of the provisions of our charter shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as void ab initio with respect to the original transferee-stockholder and shall instead be paid to the trustee of the trust for the benefit of the Charitable Beneficiary. Any vote cast by an original transferee-stockholder of shares of capital stock constituting Excess Stock prior to the discovery by us that shares of capital stock have been transferred in violation of the provisions of our charter shall be rescinded as void ab initio. While the Excess Stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the Charitable Beneficiary. The trustee of the trust may transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares of capital stock converted into Excess Stock would be permitted under the Ownership Limit. If the transfer is made, the interest of the Charitable Beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee-stockholder and to the Charitable Beneficiary as described herein. The original transferee-stockholder shall receive the lesser of (1) the price paid by the original transferee-stockholder for the shares of capital stock that were converted into Excess Stock or, if the original transferee-stockholder did not give value for the shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which the shares of capital stock were converted for the ten trading days immediately preceding the sale or gift, and (2) the price received by the trustee from the sale or other disposition of the Excess Stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the original transferee-stockholder shall be paid by the trustee to the Charitable Beneficiary. Any liquidation distributions relating to Excess Stock shall be distributed in the same manner as proceeds of a sale of Excess Stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the original transferee-stockholder of any shares of Excess Stock may be deemed, at the option of Reckson Associates, to have acted as an agent for Reckson Associates in acquiring the shares of Excess Stock and to hold the shares of Excess Stock for Reckson Associates.

        In addition, Reckson Associates will have the right, for a period of 90 days during the time any shares of Excess Stock are held in trust, to purchase all or any portion of the shares of Excess Stock at the lesser of (i) the price initially paid for the shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for the shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which the shares of Excess Stock were converted for the ten trading days immediately preceding the sale or gift, and (ii) the average closing price for the class of stock from which the shares of Excess Stock were converted for the ten trading days immediately preceding the date Reckson Associates elects to purchase the shares. Reckson Associates may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Reckson Associates may pay the amount of the reductions to the trustee for the benefit of the Charitable Beneficiary. The 90-day period begins on the later date of which notice is received of the violative transfer if the original transferee-stockholder gives notice to Reckson Associates of the transfer or, if no notice is given, the date the Board of Directors determines that a violative transfer has been made.

        These restrictions will not preclude settlement of transactions through the New York Stock Exchange.

        All certificates representing shares of stock will bear a legend referring to the restrictions described above.

        Each stockholder shall upon demand be required to disclose to Reckson Associates in writing any information with respect to the direct, indirect and constructive ownership of the capital stock of

Reckson Associates as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance.

        The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of Reckson Associates unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of Reckson Associates.

DESCRIPTION OF WARRANTS

        Reckson Associates may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between Reckson Associates and a warrant agent specified therein ("Warrant Agent"). The Warrant Agent will act solely for Reckson Associates in connection with the Warrants of the series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the currencies in which the price or prices of the warrants may be payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material federal income tax considerations; and

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  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material federal income tax consequences that are generally applicable to prospective holders of the offered securities. The specific tax consequences of owning the offered securities will vary depending on the circumstances of a particular stockholder. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders. Therefore, we strongly recommend that stockholders review the following discussion and then consult with a tax advisor to determine the anticipated tax consequences of owning the offered securities.

        The information in this section and the opinions of Solomon and Weinberg LLP are based on the Code, current and proposed Treasury regulations thereunder, current administrative interpretations and court decisions. We cannot assume that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change current law or affect existing interpretations of current law in a manner which is adverse to stockholders. Any such change could apply retroactively to transactions preceding the date of change. We cannot assume that the opinions and statements set forth herein, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        This summary does not discuss state, local or foreign tax considerations. Except where indicated, the discussion below describes general federal income tax considerations applicable to individuals who are U.S. persons for federal income tax purposes (as described below) and who hold the offered securities as "capital assets" within the meaning of Section 1221 of the Code. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, trusts, estates, tax-exempt entities, regulated investment companies and insurance companies.

        Under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, prospective stockholders should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition, prospective stockholders are urged to consult with their tax advisors with regard to the application of the federal income tax laws to such stockholders' respective personal tax situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of Reckson Associates

        We elected to be taxed as a REIT under Sections 856 through 860 of the Code effective for our taxable year ended December 31, 1995. We believe that we have been organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT. In the opinion of Solomon and Weinberg LLP, commencing with our taxable year ended December 31, 2000, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. This opinion is based on factual representations relating to the organization and operation of Reckson Associates, the Operating Partnership, their respective subsidiaries, and factual representations relating to our continued efforts to comply with the various REIT tests. Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various qualification tests imposed under the Code. Solomon and Weinberg LLP will not review compliance with these tests on a continuing basis. See "—Failure to Qualify" below.

        The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its stockholders. These provisions of the Code are highly technical and complex.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on net income that we distribute currently to stockholders. This treatment substantially eliminates the double taxation (taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. However, we will be subject to federal income and excise tax in specific circumstances, including the following:

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  we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains, other than retained capital gains as discussed below.

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  we may be subject to the alternative minimum tax on our items of tax preference.

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  if we have (a) net income from the sale or other disposition of foreclosure property (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

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  if we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax.

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  if we fail to satisfy either the 75% gross income test or the 95% gross income test, but nonetheless maintain our qualification as a REIT because other requirements have been met, we will be subject to a 100% tax on (i) the greater of (a) the amount by which we fail the 75% test and (b) the amount by which 90% of our gross income (other than income from prohibited transactions) exceeds our gross income qualifying under the 95% test, multiplied by (ii) a fraction intended to reflect our profitability.

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  if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

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  if we acquire any asset from a corporation generally subject to full corporate level tax in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the corporation and we recognize gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by us, then we will be subject to the built-in gain rule. Built-in gain is the excess of the fair market value of such property at the time of acquisition by us over the adjusted basis in such property at such time. Under the built-in gain rule, such gain will be subject to tax at the highest regular corporate rate applicable.

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  if it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined herein) on the basis of arm's-length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, we will be subject to a tax equal to 100% of those amounts.

  Requirements for Qualification

        The Code defines a REIT as a corporation, trust, or association:

        (a)   that is managed by one or more trustees or directors;

        (b)   the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

        (c)   that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

        (d)   that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

        (e)   the beneficial ownership of which is held by 100 or more persons;

        (f)    during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals; and

        (g)   that meets other tests, described below, regarding the nature of its income and assets.

        The Code provides that conditions (a) through (d), inclusive, must be met during the entire taxable year and that condition (e) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (e) and (f), however, will not apply until after the first taxable year for which an election is made to be taxed as a REIT. We believe we have issued and have outstanding sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (e) and (f). In addition, we intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. Our charter includes restrictions regarding the transfer of shares of capital stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (e) and (f) above. See "Restrictions on Ownership of Capital Stock" above.

        Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

  Effect of Subsidiary Entities

        Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest (including the Operating Partnership) are treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold an interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships." The partnership agreement of the Operating Partnership requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for classification as a REIT. In this regard, we control the operation of the Operating Partnership through our rights as its sole general partner.

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

        Taxable Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary (a "TRS"). The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its taxable income. A REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of its TRSs in determining compliance with the REIT requirements, such entities may be used by a REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through disregarded subsidiaries or partnerships. To the extent that we utilize TRSs, the corporate income tax incurred by the TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and, therefore, our ability to make distributions to our stockholders.

        Certain restrictions are imposed on TRSs to ensure that such entities will be subject to appropriate levels of federal income taxation. First, a TRS may not deduct net interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). Additionally, if a TRS pays rent or certain other amounts to an affiliated REIT that exceeds the amount that would be paid to an unrelated party in an arm's-length transaction, an excise tax equal to 100% of such excess will be imposed. The 100% tax is also imposed to the extent that a REIT charges its TRS interest in excess of a commercially reasonable rate.

        Income Tests.    In order to maintain qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including rents from real property and, in specific circumstances, from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from such real property investments described above and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. If we fail to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we are entitled to relief under specific provisions of the Code. These relief provisions generally are available if our failure to meet any such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal corporate income tax return and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed with respect to the non-qualifying net income.

        For purposes of the income tests, rents received by a REIT will qualify as rents from real property only if the following conditions are met:

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  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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  rents received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant.

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  if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property.

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  the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a TRS (as defined herein) or through an independent contractor who is adequately compensated and from whom the REIT derives no income.

        The independent contractor requirement, however, does not apply to the extent the services provided by the REIT are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant. Additionally, under the de minimis rule for noncustomary services, if the value of the noncustomary service income with respect to a property, valued at no less than 150% of the REIT's direct costs of performing such services, is 1% or less of the total income derived from the property, then the noncustomary service income will not cause other income from the property to fail to qualify as rents from real property (but the noncustomary service income itself will not qualify as rents from real property).

        Asset Tests.    In order to maintain qualification as a REIT, we must also satisfy, at the close of each quarter of our taxable year, the following tests relating to the nature of our assets:

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  at least 75% of the value of our total assets must be represented by real estate assets, including (a) our allocable share of real estate assets held by the Operating Partnership or any partnerships in which the Operating Partnership owns an interest and (b) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (i.e., at least five-year) or public debt offering, cash, cash items and government securities;

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  no more than 20% of the value of our total assets may be securities of one or more TRSs; and

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  except for securities in the 75% asset class and securities of a TRS or a qualified REIT subsidiary: (a) the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets; (b) we may not own more than 10% of the total voting power of any one issuer's outstanding securities; and (c) we may not own more than 10% of the total value of any one issuer's outstanding securities (other than certain "straight debt" securities).

        After initially meeting an asset test at the close of any quarter, we will not lose our status as a REIT for failure to satisfy that asset test at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset test results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

        Annual Distribution Requirements.    In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (a) the sum of (A) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (B) 90% of the net income, after tax, if any, from foreclosure property, minus (b) the sum of specific items of non-cash income. We must pay the distribution during the taxable year to which the distributions relate, or during the following taxable year, if declared before we timely file our tax return for the preceding year and paid on or before the first regular dividend payment after the declaration. In addition, a dividend declared and payable to a stockholder of record in October, November or December of any year may be treated as paid and received on December 31 of such year even if paid in January of the following year. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT ordinary taxable income, we will be subject to tax on the undistributed amount at regular corporate capital gain and ordinary income rates, respectively. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our

REIT capital gain income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, it is expected that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Moreover, the partnership agreement of the Operating Partnership authorizes us, as general partner, to take such steps as may be necessary to cause the Operating Partnership to make distributions to its partners in amounts sufficient to permit us to meet these distribution requirements. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. In the event that such circumstances do occur, then in order to meet the 90% distribution requirement, we may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required distributions.

        Under specific circumstances, we may rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

  Tax Aspects of Investments in Partnerships

        General.    We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership based on the partnership agreement and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in income our proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of REIT taxable income. Consequently, to the extent that we hold an interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT even though we may have no control, or only limited influence, over the partnership.

        Entity Classification.    Our investment in partnerships (including the Operating Partnership) involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of any subsidiary partnership as a partnership, as opposed to a business entity taxable as a corporation, for federal income tax purposes. If any of these entities were treated as a corporation for federal income tax purposes, it could be subject to an entity-level tax on its income. In such a situation, the character of our assets and gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests and in turn could prevent us from qualifying as a REIT. See "—Failure to Qualify" below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

        Tax Allocations with Respect to Partnership Properties.    Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that any subsidiary partnership acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., noncontributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of its stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

  Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make distributions. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of Stockholders

        This discussion does not address all of the tax consequences that may be relevant to particular stockholders in light of their particular circumstances. Stockholders should consult their tax advisors for a complete description of the tax consequences of investing in the offered stock.

  U.S. Stockholders

        As used herein, the term U.S. Stockholder means a stockholder who is a U.S. Person. A U.S. Person is defined as a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State of the United States or the District of Columbia (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, specific trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons.

        Distributions.    As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits and not designated as capital gain dividends will be taken into account by them as ordinary income. Corporate stockholders will not be eligible for the dividends received deduction as to such amounts. Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Distributions that are designated as capital gain dividends will be taxed as capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the stockholder has held our stock. U.S. Stockholders that are corporations, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. If we elect to retain and pay income tax on any net capital gain, U.S. Stockholders would include in their income as capital gain their proportionate share of such net capital gain. A U.S. Stockholder would also receive the right to claim a refundable tax credit for such stockholder's proportionate share of the tax paid by us on such retained capital gains and an increase in its basis in our stock. This increase in basis will be in an amount equal to the excess of the undistributed capital gains over the amount of tax paid thereon by us. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stock, but rather will reduce the adjusted basis of the stock. To the extent that such distributions exceed a U.S. Stockholder's adjusted basis in the stock, such distribution will be included in income as capital gain, assuming the stock is a capital asset in the hands of the stockholder.

        Any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year.

        Sale or Exchange.    In general, a U.S. Stockholder realizes capital gain or loss on the sale or exchange of the stock equal to the difference between (a) the amount of cash and the fair market value of any property received on such disposition, and (b) the stockholder's adjusted basis in the stock. To the extent a U.S. Stockholder who is an individual, a trust or an estate holds the stock for more than one year, any gain realized would be subject to tax rates applicable to long-term capital gains. However, any loss recognized by a U.S. Stockholder from selling or otherwise disposing of stock held for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of dividends received by the stockholder that were required to be treated as long-term capital gains.

        Recent Tax Legislation.    Under legislation recently enacted, the maximum tax rate on long-term capital gains to individuals has generally been reduced from 20% to 15% (from May 6, 2003 through December 31, 2008) and the maximum tax rate on dividends to individuals has generally been reduced from 38.6% to 15% (from January 1, 2003 through December 31, 2008). The reduction in long-term capital gain rates will generally be applicable to sales of stock of a REIT and capital gain dividends received from a REIT (except to the extent representing real estate depreciation recapture, which continues to be taxed at a 25% rate). The reduction in rates on dividends is generally not applicable to dividends paid by a REIT except in limited circumstances that we do not contemplate.

        Backup Withholding.    We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to dividends paid unless the holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to us.

        An individual who is a U.S. Stockholder may satisfy the requirements for avoiding backup withholding by providing us with an appropriately prepared IRS Form W-9. If a U.S. Stockholder does not provide us with its correct taxpayer identification number, then the U.S. Stockholder may also be subject to penalties imposed by the IRS. Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules will be refunded or credited against the U.S.

Stockholder's federal income tax liability, provided the U.S. Stockholder furnishes the required information to the IRS.

  Taxation of Tax-Exempt Stockholders

        The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, the dividend income from our stock will not be UBTI to a tax-exempt stockholder, provided that the tax-exempt stockholder has not held stock as debt-financed property within the meaning of the Code and such stock is not otherwise used in a trade or business unrelated to the tax-exempt stockholder's exempt purpose. Similarly, income from the sale of the stock will not constitute UBTI unless such tax-exempt stockholder has held such stock as debt-financed property within the meaning of the Code or has used the shares in a trade or business.

        Notwithstanding the above paragraph, if we are a pension-held REIT, then any qualified pension trust that holds more than 10% of our stock will have to treat dividends as UBTI in the same proportion that our gross income would be UBTI. A qualified pension trust is any trust described in Section 401(a) of the Code that is exempt from tax under Section 501(a). In general, we will be treated as a pension-held REIT if both (a) we are predominantly owned by qualified pension trusts (i.e., if one such trust holds more than 25% of the value of our stock or one or more such trusts, each holding more than 10% of the value of our stock, collectively hold more than 50% of the value of our stock) and (b) we would not be a REIT if we had to treat our stock held by a qualified pension trust as owned by the qualified pension trust (instead of treating such stock as owned by the qualified pension trust's multiple beneficiaries). Although we do not anticipate being classified as a pension-held REIT, we cannot assume that this will always be the case.

        In addition, if you are a tax-exempt stockholder described in Section 512(a)(3) of the Code, then distributions received from us may also constitute UBTI. You are described in Section 512(a)(3) if you qualify for exemption under Sections 501(c)(7), (9), (17), or (20).

  Taxation of Non-U.S. Stockholders

        The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which are referred to collectively as Non-U.S. Stockholders are complex and no attempt will be made herein to provide more than a limited summary of such rules. Non-U.S. Stockholders should consult with their tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in the stock, including any reporting requirements.

        Ordinary Dividends.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions to Non-U.S. Stockholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable income tax treaty reduces that tax rate. However, if income from the investment in the shares of the stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. Stockholders are taxed with respect to such dividends and may also be subject to the 30% branch profits tax if the stockholder is a foreign corporation.

        Dividends paid to an address in a country outside the United States are not presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate may need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A Non-U.S. Stockholder who wishes to claim that distributions are effectively connected with a United States trade or business may need to satisfy certification and other requirements in order to avoid withholding, such as providing IRS Form W-8ECI. Other requirements may apply to Non-U.S. Stockholders that hold their shares through a financial intermediary or foreign partnership.

        Return of Capital.    Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from the disposition by us of a U.S. real property interest, will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of the stock, they will give rise to tax liability if the Non-U.S. Stockholder otherwise would be subject to tax on any gain from the sale or disposition of its stock, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Capital Gain Dividends.    For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders will be taxed on such distributions at the same capital gain rates applicable to U.S. Stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax (in the case of nonresident alien individuals), without regard to whether such distributions are designated by us as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury regulations under FIRPTA to withhold 35% of any distribution that could be designated by us as a capital gain dividend.

        Sale or Exchange of Stock.    Gain recognized by a Non-U.S. Stockholder upon a sale or exchange of stock, including a redemption that is treated as a sale, generally will not be taxed under FIRPTA if we are a domestically controlled REIT. A REIT is a "domestically controlled REIT" if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (a) investment in the stock is treated as effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain, or (b) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rule will apply to capital gain dividends not subject to FIRPTA.

        Although we anticipate that we will qualify as a domestically controlled REIT, we cannot assume that we will continue to so qualify. If we were not a domestically controlled REIT, whether or not a Non-U.S. Stockholder's sale of stock would be subject to tax under FIRPTA would depend on whether or not the stock was regularly traded on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of the stock were to be subject to tax under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, subject to any applicable alternative minimum tax and a special alternative minimum tax (in the case of nonresident alien individuals) and the purchaser of such stock may be required to withhold 10% of the gross purchase price.

  Other Tax Considerations

        Sunset of Reduced Tax Rate Provisions.    Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2008, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These include provisions related to the reduced maximum income tax rate for capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% capital gains rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our stock.

        Tax Shelter Reporting.    Under recently promulgated Treasury regulations, if a stockholder recognizes a loss with respect to the shares in a single taxable year of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

        Federal Estate Taxes.    In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of death, such stock will be included in the individual's estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        State and Local Tax.    We and our stockholders may be subject to state and local tax in states and localities in which it does business or owns property. Our tax treatment and the tax treatment of the stockholders in such jurisdictions may differ from the federal income tax treatment described above.

PLAN OF DISTRIBUTION

        Reckson Associates and the Operating Partnership may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Reckson Associates and the Operating Partnership also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from Reckson Associates or the Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by Reckson Associates or the Operating Partnership to underwriters or agents in connection with the offering of securities, and any discounts, concessions for commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with Reckson Associates and the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, and perform services for, Reckson Associates and the Operating Partnership and their subsidiaries in the ordinary course of business.

        Reckson Associates or the Operating Partnership may sell the securities directly. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon for Reckson Associates and the Operating Partnership by Sidley Austin Brown & Wood llp, New York, New York. Certain legal matters described under "Material Federal Income Tax Consequences" will be passed upon by Solomon and Weinberg LLP.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of each of Reckson Associates and the Operating Partnership included in their respective Annual Reports on Form 10-K for the year ended December 31, 2003, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Reckson Operating Partnership, L.P.

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Table of Contents
Summary of the Notes
Reckson Operating Partnership, L.P.
Recent Developments
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of Notes
Certain Federal Income Tax Considerations
Underwriting
Legal Matters
RISK FACTORS
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RECKSON ASSOCIATES AND THE OPERATING PARTNERSHIP
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS